EXHIBIT 10.14

HEALTHSOUTH CORPORATION

EMPLOYEE STOCK BENEFIT PLAN

As amended and restated

Effective as of January 1, 2005

HEALTHSOUTH CORPORATION

EMPLOYEE STOCK BENEFIT PLAN

TABLE OF CONTENTS

PREAMBLE		v

ARTICLE I DEFINITIONS AND CONSTRUCTION		1
1.1	Administrator	1
1.2	Alternate Payee	1
1.3	Annual Addition	1
1.4	Beneficiary	1
1.5	Board of Directors	1
1.6	Benefits Committee	1
1.7	Break in Service	1
1.8	Code	2
1.9	Company	2
1.10	Company Stock	2
1.11	Company Stock Account	2
1.12	Compensation	2
1.13	Controlled Group Member	2
1.14	Daily Administrator	3
1.15	Direct Rollover	3
1.16	Disability	3
1.17	Domestic Relations Order	3
1.18	Effective Date	3
1.19	Eligible Employee	3
1.20	Eligible Retirement Plan	4
1.21	Eligible Rollover Distribution	4
1.22	Employee	4
1.23	Employer	5
1.24	Employer Contributions	5
1.25	Employment Commencement Date	5
1.26	ERISA	5
1.27	ESOP Loan	5
1.28	ESOP Loan Suspense Account	5
1.29	Fair Market Value	5
1.30	Highly Compensated Active Employee	6
1.31	Highly Compensated Former Employee	6
1.32	Highly Compensated Employee	6
1.33	Hour of Service	6
1.34	Limitation Year	8
1.35	Maternity or Paternity Leave	8
1.36	Member	8
1.37	Named Fiduciary	8
1.38	Normal Retirement Date	8
1.39	Plan	8
1.40	Plan Year	8
1.41	QDRO	8

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1.42	Qualified Consent	9
1.43	Qualified Election Period	9
1.44	Qualified Member	9
1.45	Reemployment Commencement Date	9
1.46	Required Beginning Date	9
1.47	RIP	9
1.48	Separation from Service	9
1.49	Trust Agreement	10
1.50	Trust	10
1.51	Trustee	10
1.52	Valuation Date	10
1.53	Year of Service	10

ARTICLE II ELIGIBILITY AND PARTICIPATION		12
2.1	Eligibility	12
2.2	Change in Eligibility	12
2.3	Reemployment	13
2.4	Uniformed Services Employment and Reemployment Rights Act of 1994	13
2.5	Rights of Other Employers to Participate in the Plan	13

ARTICLE III CONTRIBUTIONS TO THE TRUST		15
3.1	Employer Contributions	15
3.2	Time for Making Contributions	15
3.3	Dividends	15

ARTICLE IV ESOP LOANS		16
4.1	In General	16
4.2	ESOP Loan Proceeds	16
4.3	Puts, Calls and Other Restrictions	17

ARTICLE V ESOP LOAN REPAYMENT AND ALLOCATIONS OF COMPANY STOCK		18
5.1	ESOP Loan Repayment	18
5.2	Release from ESOP Loan Suspense Account	18
5.3	Allocation of Company Stock	19
5.4	Limitations on Contributions and Benefits	19

ARTICLE VI COMPANY STOCK ACCOUNTS		21
6.1	Establishment of Accounts	21
6.2	Valuation of Accounts	21
6.3	Diversification	21

ARTICLE VII RETIREMENT BENEFITS		22
7.1	Retirement Benefits	22
7.2	Distribution of Retirement Benefits	22

ARTICLE VIII DISABILITY BENEFITS		23
8.1	Disability Retirement Benefits	23
8.2	Distribution of Disability Retirement Benefits	23

ARTICLE IX DEATH BENEFITS		24
9.1	Death Benefits	24

ii

9.2	Distribution of Death Benefits	24
9.3	Designation of Beneficiaries	24

ARTICLE X SEPARATION FROM SERVICE BENEFITS		26
10.1	Vesting upon Separation from Service	26
10.2	Restoration of Forfeiture	26
10.3	Amendment to Vesting Schedule	27

ARTICLE XI PAYMENT OF BENEFITS		28
11.1	Time of Distribution	28
11.2	Method of Distribution	28
11.3	Lump Sum Cashout	28
11.4	Required Commencement of Distribution of Benefits	29
11.5	Deferral of Distribution	29
11.6	Distribution Notices	29
11.7	Limitations on Timing	30
11.8	Benefits Payable Pursuant to a Qualified Domestic Relations Order	30
11.9	Minors, Incompetents	31

ARTICLE XII TRUST AND TRUST AGREEMENT		32
12.1	Trust Agreement	32
12.2	Trust Sole Source of Benefits	32

ARTICLE XIII ADMINISTRATION		33
13.1	Appointment of Benefits Committee	33
13.2	Benefits Committee Powers and Duties	33
13.3	Appointment of Daily Administrator	34
13.4	Duties of Daily Administrator	35
13.5	Claim Procedures	36
13.6	Benefits Committee Procedures	38
13.7	Authorization of Benefit Payments	38
13.8	Payment of Expenses	38
13.9	Unclaimed Benefits	38
13.10	Indemnity	39
13.11	Mutual Exclusion of Responsibility	39
13.12	Uniformity of Discretionary Acts	39
13.13	Fiduciary Standard	39
13.14	Litigation	40

ARTICLE XIV TENDERS AND VOTING		41
14.1	Tenders for Company Stock	41
14.2	Voting Company Stock	43
14.3	Invalidity of Voting or Tender Offer Provisions	44

ARTICLE XV TOP-HEAVY RULES		45
15.1	General Rule	45
15.2	Definitions	45
15.3	Aggregation Groups	45
15.4	Minimum Contribution Requirement	46
15.5	Vesting Schedule	46

iii

ARTICLE XVI AMENDMENT OR TERMINATION OF THE PLAN		47
16.1	Reservation of Right	47
16.2	Amendment	47
16.3	Plan Termination; Discontinuance of Contributions	47

ARTICLE XVII MISCELLANEOUS PROVISIONS		49
17.1	Nonrevision; Return of Contributions	49
17.2	Plan Merger	49
17.3	No Assignment or Alienation	49
17.4	No Employment Contract	49
17.5	Communications	50
17.6	Applicable Law	50
17.7	Disqualification of the Employer	50
17.8	Employer Acquisitions	50
17.9	Indemnification	50
17.10	Headings	51
17.11	Gender	51

APPENDIX A SCHEDULE OF SPECIAL ELIGIBILITY AND VESTING PROVISIONS		51

iv

HEALTHSOUTH CORPORATION

EMPLOYEE STOCK BENEFIT PLAN

As amended and restated

Effective as of January 1, 2005

PREAMBLE

HealthSouth Corporation, a Delaware corporation (the “Company”), established the HealthSouth Corporation Employee Stock Benefit Plan (the “Plan”), effective as of January 1, 1991, for the purpose of providing employees of the Company and affiliated entities the opportunity to save for their retirement and a proprietary interest in the Company.

The Plan is a stock bonus arrangement under which employer contributions to the Plan enable eligible employees to receive allocations of Company Stock (as defined in Section 1.10) to their Company Stock Accounts (as defined in Section 1.11). The Plan is intended to comply with sections 401(a), 501(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The Plan is also an “employee stock ownership plan” within the meaning of section 4975(e)(7) of the Code, which is designed to invest primarily in “qualifying employer securities” as defined in sections 4975(e)(7) and 409(l) of the Code, and 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan permits the Company or the Trustee to borrow money to acquire Company Stock. The Company intends that any such borrowing by the Trustee will be repaid with Employer Contributions (as defined in Section 1.24).

Effective as of January 1, 1994, the Company amended and restated the Plan to satisfy and comply with sections 401(a), 501(a) and 4975(e)(7) of the Code, as amended by the Tax Reform Act of 1986 and subsequent legislation.

Effective generally as of January 1, 1997 or unless otherwise noted, the Company amended and restated the Plan to: (i) clarify service crediting; (ii) change the definition of Compensation effective January 1, 2002; (iii) make certain revisions to the claims procedures as required by the Department of Labor; (iv) clarify the definition of Eligible Employee; (v) change the vesting schedule from a 3 to 7 year graded period to a 2 to 6 year graded period; (vi) revise certain other definitions to conform the administration of the Plan to that of the HealthSouth Corporation Retirement Investment Plan; (vii) make certain other changes to simplify the administration and maintenance of the Plan; (viii) clarify the method of allocating contributions and provide that, effective January 1, 2002, contributions will only be allocated to individuals employed on the last day of the Plan Year; (ix) revise the definition of Normal Retirement Date with respect to individuals hired on and after January 1, 2002; (x) provide that benefits are distributable by reason of Disability regardless of whether a Separation from Service occurs; and (xi) satisfy and comply with certain changes made to the Code by the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000 (collectively, “GUST”), the Economic Growth and Revenue Reconciliation Act of 2001 (“EGTRRA”), and related legislation. With respect to EGTRRA, this amendment and restatement constituted good faith compliance with the requirements of EGTRRA.

The Company subsequently submitted the Plan to the Internal Revenue Service (“IRS”) for a ruling that the Plan as so amended and restated complied with GUST. In connection with that submission, the Company also submitted a proposed amendment of the Plan, which eliminated

HealthSouth Corporation Employee Stock Benefit Plan	v

installments as a form of distribution. In response to an IRS information request, the Company submitted a revised amended and restated document, which clarified that distributions would be made in shares of Company common stock, except for fractional shares, and that distributions could be made during the period that the Plan had an outstanding exempt loan. The IRS approved both the proposed amendment and the revised amended and restated document and on September 8, 2003, issued a favorable determination letter that the Plan complies with GUST. The Company amended and restated the Plan to incorporate the terms of the proposed amendment and the clarifications described in this paragraph within the Plan’s “remedial amendment period” as defined under Section 401(b) of the Code, in order to comply with the terms of the favorable IRS determination letter. With respect to the installment feature, the amendment and restatement eliminated substantially equal annual payments over a period of two (2) years as an optional form of distribution, effective as of the earlier of January 1, 2005, or the ninetieth (90th) day after the date the members have been furnished with a summary that reflects the elimination of the distribution method and that satisfies the requirements of Department of Labor regulation section 2520.104b.3. Except as otherwise provided herein, the terms of the amended and restated document were effective as of January 1, 1997. Such amendment and restatement constituted continued good faith compliance with EGTRRA.

Effective January 1, 2003, the Company amended and restated the Plan to (i) comply with recent legislative requirements, and (ii) clarify various plan administrative matters and make other Plan design changes. This amended and restated Plan continued to evidence good faith compliance with EGTRRA.

The Plan was amended and restated to (i) freeze the eligibility provisions effective July 1, 2004, and (ii) clarify the current “Valuation Date,” reflect the proper definition of “Disability” under the Plan, clarify the beneficiary designation rules that apply in cases of divorce, and reflect that the Benefits Committee may amend the Plan in certain circumstances and remove and appoint the Trustee, effective as of January 1, 2004.

By this instrument, the Benefits Committee desires to amend and restate the Plan effective January 1, 2005 to (i) fully vest members in their accounts effective January 1, 2005 and (ii) reduce the dollar limit on mandatory cashout distributions from $5,000 to $1,000 effective March 28, 2005. The Benefits Committee intends that this amended and restated Plan continue to evidence good faith compliance with EGTRRA.

End of Preamble

vi

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Unless the context clearly requires a different meaning, the following definitions apply to the Plan:

1.1	Administrator means the individual or entity appointed to administer the Plan. Pursuant to Section 13.1, the Company currently serves as the Administrator.

1.2	Alternate Payee means any Spouse, former Spouse, child, or other dependent of a Member who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Member.

1.3	Annual Addition means the total of the amount of:

(a)	Employer Contributions allocated to the Member’s Company Stock Account for the Plan Year in accordance with Section 5.3;

(b)	allocations of shares forfeited from Members’ Company Stock Accounts to the Member’s Company Stock Account for the Plan Year; and

(c)	contributions on behalf of a Member to other qualified defined contribution plans of the Employer, including the RIP.

1.4	Beneficiary means the person or persons described in Section 9.3 who are to receive benefits under the Plan after the death of a Member.

1.5	Board of Directors means the Board of Directors of the Company or any committee of the Board of Directors which is authorized to act for the Board of Directors or to which the Board of Directors specifically delegates any authority granted to it under the Plan.

1.6	Benefits Committee means those persons appointed to assist with the administration of the Plan in accordance with Article XIII. Pursuant to Section 13.1, in the event the Company fails to appoint a Benefits Committee, the Company shall serve as the Benefits Committee under the Plan.

1.7	Break in Service means any Plan Year in which an individual fails to complete more than 500 Hours of Service.

1.8	Code means the Internal Revenue Code of 1986, as amended, and any regulations or rulings issued thereunder.

1.9	Company means HealthSouth Corporation, a corporation duly organized and existing under the laws of the State of Delaware, and its successors and assigns, or any other corporation or business organization which, with the consent of the Company, shall assume the obligations of the Company under this Plan.

1.10

Company Stock means the Company’s Common Stock, par value $.01 per share, which constitutes “employer securities” within the meaning of section 409(l) of the Code and the Company’s Preferred Stock, par value $.10 per share, assuming such

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Preferred Stock satisfies the requirements of section 409(l)(3) of the Code when such Preferred Stock is issued by the Company.

1.11	Company Stock Account means the account established and maintained by the Daily Administrator to record a Member’s interest in the Plan, as provided in Section 6.1.

1.12	Compensation means the total of all amounts paid by the Employer to or for the benefit of a Member for services rendered or labor performed for the Employer while a Member and while an Employee, which are required to be reported on the Member’s Federal Wage and Tax Statement, Form W-2 or its successor. Compensation shall include all of the Member’s Form W-2 earnings accrued during the Plan Year and paid on December 31 of the calendar year in which the Plan Year ends. Compensation excludes:

(a)	elective contributions made on the Member’s behalf by the Employer that are not includible in income under sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code;

(b)	Compensation deferred under an eligible deferred Compensation plan within the meaning of section 457(b) of the Code; and

(c)	employee contributions described in section 414(h) of the Code that are picked up by the employing unit and treated as employer contributions.

The annual Compensation of an Employee taken into account for any purpose under the Plan will not exceed the limit set forth in section 401(a)(17) of the Code ($210,000 for Plan Years beginning in 2005), as adjusted by the Secretary of the Treasury.

1.13	Controlled Group Member means:

(a)	The Company;

(b)	Any corporation or association that is a member of a controlled group of corporations (within the meaning of section 1563(a) of the Code, determined without regard to section 1563(a)(4) and section 1563(e)(3)(C) of the Code, except that, for the purposes of applying the limitations on benefits and contributions that are required under section 415 of the Code, such meaning shall be determined by substituting the phrase “more than fifty percent (50%)” for the phrase “at least eighty percent (80%)” each place that it appears in section 1563(a)(1) of the Code) with respect to which the Company is a member;

(c)	Any trade or business (whether or not incorporated) that is under common control with the Company as determined in accordance with section 414(c) of the Code;

(d)	Any service organization that is a member of an affiliated service group (within the meaning of section 414(m) of the Code) with respect to which the Company is a member; and

(e)	Any other entity required to be aggregated with the Company pursuant to section 414(o) of the Code.

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1.14	Daily Administrator means the individual or group that may be designated by the Company or the Benefits Committee to handle the day-to-day administration of the Plan and to make initial claim determinations pursuant to Section 13.5. In the event the Company or Benefits Committee fails to appoint a Daily Administrator, the Benefits Committee shall be the Daily Administrator.

1.15	Direct Rollover means a payment by the Plan to any Eligible Retirement Plan specified by:

(a)	the Member;

(b)	the Member’s surviving spouse; or

(c)	the Member’s former Spouse who is an Alternate Payee under a QDRO.

1.16	Disability means the Member is either totally and permanently disabled within the meaning of a long-term disability plan sponsored by the Employer in which the Member is a participant or is determined to be totally and permanently disabled by a ruling issued by the Social Security Administration.

1.17	Domestic Relations Order means any judgment, decree, or order (including one that approves a property settlement agreement) that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Member and is rendered under a state (within the meaning of section 7701(a)(10) of the Code) domestic relations law (including a community property law).

1.18	Effective Date means January 1, 2005 except as otherwise provided herein or as required by applicable law. The provisions reflecting the reduction of the dollar limit on cashout distributions is effective March 28, 2005.

1.19	Eligible Employee means any Employee, except the term Eligible Employee shall not include any Employee who:

(a)	Is included in a unit of persons employed by the Employer who are covered by a collective bargaining agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the employer if retirement benefits were the subject of good faith bargaining between employee representatives and the Employer and such persons are not required by that agreement to be covered under this Plan;

(b)	Is a nonresident alien and does not receive any earned income from the Employer which constitutes income from sources within the United States;

(c)	Is a pool employee; or

(d)	Is a leased employee within the meaning of section 414(n) of the Code or an independent contractor, even if such leased employee or independent contractor is subsequently determined by the Employer, the Internal Revenue Service, the Department of Labor or a court of competent jurisdiction to be a common law employee of the Employer.

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1.20	Eligible Retirement Plan means:

(a)	an individual retirement account described in section 408(a) of the Code;

(b)	an individual retirement annuity described in section 408(b) of the Code;

(c)	an annuity plan described in section 403(a) of the Code;

(d)	a qualified trust described in section 401(a) of the Code that accepts an Eligible Rollover Distribution;

(e)	an eligible deferred compensation plan described in section 457(b) of the Code which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that accepts an Eligible Rollover Distribution; or

(f)	an annuity contract described in section 403(b) of the Code.

In the case of an Eligible Rollover Distribution to a surviving Spouse or an Alternate Payee under a QDRO, an Eligible Retirement Plan will include any arrangement described in (a) through (f) of this Section 1.20.

1.21	Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Member, except:

(a)	Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Member or the joint lives (or joint life expectancies) of the Member and the Member’s designated beneficiary, or for a specified period of ten (10) years or more;

(b)	Any distribution to the extent such distribution is required under the required minimum distribution rules set forth in section 401(a)(9) of the Code;

(c)	The portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); provided, however, that such portion shall not fail to be an Eligible Rollover Distribution if (i) the Eligible Retirement Plan to which such portion is transferred agrees to separately account for the portion that is includible in gross income and the portion which is not includible in gross income, or (ii) such portion is transferred to an individual retirement annuity described in section 408(a) or (b) of the Code; and

(d)	A hardship withdrawal within the meaning of section 401(k)(2)(B)(i)(IV) of the Code.

1.22

Employee means any person on the payroll of the Employer whose wages from the Employer are subject to withholding for the purposes of Federal income taxes and for the purposes of the Federal Insurance Contributions Act. In addition, the term Employee shall include a “leased employee” within the meaning of section 414(n) of the Code, provided, however, that leased employees shall not be eligible to participate in the Plan.

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The term “Employee” shall exclude an individual who serves only as a director or who is employed as an independent contractor.

1.23	Employer means the Company, all Controlled Group Members and any other corporation which adopts the Plan pursuant to Section 2.5.

1.24	Employer Contributions means contributions made by the Employer pursuant to Section 3.1.

1.25	Employment Commencement Date means the first day for which an Eligible Employee is entitled to be credited with an Hour of Service, or the day an Eligible Employee first completes an Hour of Service following a Break in Service.

1.26	ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any regulations or rulings issued thereunder.

1.27	ESOP Loan means a loan (or other extension of credit) used by the Trustee at the direction of the Administrator to finance the acquisition of Company Stock pursuant to Article IV, or to refinance an ESOP Loan.

1.28	ESOP Loan Suspense Account means the account of that name established and maintained to hold shares of Company Stock acquired with the proceeds of an ESOP Loan.

1.29	Fair Market Value means, with respect to Company Stock, and as determined by the Trustee, the last reported sales price, regular way, on the applicable date, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape.

In the event that such Company Stock is not listed or admitted to trading on the New York Stock Exchange (“NYSE”), then Fair Market Value shall be determined in the above-manner by reference to the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Trustee, in each case, on the applicable date.

In the event the Trustee is unable to use one of the above listed methods in determining the Fair Market Value, the Trustee shall use the closing price (or such price as otherwise available as determined by the Trustee) of the Company stock as listed on Pink Sheets, LLC.

In the event any such date is not a business date, the above-manner of valuation shall be applied to the next preceding business day.

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1.30	Highly Compensated Active Employee means any Employee who performs service for an Employer or Controlled Group Member during the Plan Year and who:

(a)	Is a “five-percent owner” within the meaning of section 414(q) of the Code at any time during the prior Plan Year or the current Plan Year; or

(b)	Received Compensation from the Employer in excess of eighty thousand dollars ($80,000) (as adjusted pursuant to section 415(d) of the Code) for the prior Plan Year and was a member of the “top-paid group” for such year (as defined in section 414(q)(4) of the Code).

1.31	Highly Compensated Former Employee means any Employee who separated from service from the Employer or a Controlled Group Member (or was deemed to have separated) prior to the determination year, performs no service for the Employer or a Controlled Group Member during the determination year, and was a Highly Compensated Active Employee for either the separation year or any determination year ending on or after the Employee’s fifty-fifth (55th) birthday.

1.32	Highly Compensated Employee means any Highly Compensated Active Employee or Highly Compensated Former Employee. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the number of Employees treated as officers, and the compensation that is considered, shall be made in accordance with section 414(q) of the Code.

1.33	Hour of Service means each hour for which an Employee is directly or indirectly paid, or is entitled to payment, by the Employer (including any predecessor business of an Employer conducted as a corporation, partnership or proprietorship) or Controlled Group Member for the performance of duties or reasons other than the performance of duties, including but not limited to vacation, holidays, sickness, disability, paid layoff, jury duty, military duty, leave of absence and similar paid periods of nonworking time. An Hour of Service also includes each hour, not credited above, for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or Controlled Group Member. For all purposes of the Plan, Hours of Service will be credited for any individual considered to be a “leased employee” under section 414(n) of the Code and for any individual considered an Employee under section 414(o) of the Code and the final regulations thereunder.

(a)	Period to which Hours of Service shall be Credited. Hours of Service shall be credited to the Employee either (i) for the period in which such duties were performed, (ii) for the period during which no duties were performed such as sickness or vacation, or (iii) for the period to which the back pay award or agreement pertains, whichever is applicable, and shall be based on the number of hours for which payment is made or owing, as ascertained from the employment records of the Employer or Controlled Group Member provided, however, that:

(A)	No more than five hundred one (501) Hours of Service shall be credited to an Employee on account of any single continuous period for which he is directly or indirectly paid, or is entitled to payment, for reasons other than the performance of duties; and

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(B)	No Hours of Service shall be credited to an Employee on account of any payment which is made or due under a program maintained solely for the purpose of complying with applicable worker’s compensation or unemployment compensation or disability insurance laws or which solely reimburses the Employee for medical or medically related expenses incurred by the Employee.

(b)	Maternity and Paternity Leave. If an Employee is absent from work with the Employer for any period due to Maternity or Paternity Leave, the Plan shall treat as Hours of Service, solely for purposes of determining whether a Break in Service has occurred, the hours described below:

(i)	the Hours of Service which normally would have been credited to such Employee but for such absence, or

(ii)	in any case in which the Plan is unable to determine the hours described in (i) above, eight Hours or Service per day of such absence.

The total number of hours treated as Hours of Service under (i) or (ii) above shall not exceed five hundred one (501). The hours described in (i) and (ii) above shall be credited to the Plan Year in which the absence from work begins if a Member would be prevented from incurring a Break in Service in such Plan Year solely because of such credit. In any other case, the hours described in (i) or (ii) above shall be credited to the Plan Year immediately following the Plan Year in which the absence from work begins.

(c)	Acquired Facilities or Employee Groups. Service or employment completed by an Employee of an acquired facility or an acquired employee group before such facility became a Controlled Group Member or before the employees of such employee group become Employees will be credited as Hours of Service under the Plan for purposes of determining eligibility but such service or employment will not be credited for purposes of determining vesting except to the extent provided in the applicable acquisition agreement, by a resolution of the Board of Directors or other governing body of the Employer, or as required under section 414(a) of the Code (i.e., in the event a plan covering such an Employee is merged into the Plan and, thus, becomes a predecessor plan). Any such prior vesting service credit shall be described in Appendix A attached hereto. Appendix A may be revised from time-to-time without the need for a formal amendment to the Plan.

(d)	Service Credit for Certain Licensed Professionals. Service or employment completed by licensed professionals on behalf of professional corporations for which the Company provides payroll services who become Employees shall be taken into account for purposes of determining Hours of Service under this Plan.

The number of Hours of Service to be credited to an Employee for any period shall, to the extent not covered above, be governed by DOL Reg. sections 2530.200b-2(b) and 2530.200b-2(c) (relating to minimum standards for employee pension benefit plans). Hours of Service shall also include any hours required to be credited by the federal law other than ERISA or the Code, but only under the conditions and to the extent so required by such federal law.

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1.34	Limitation Year means the year used for application of the limitations of section 415 of the Code, and, unless the Employer elects a different Limitation year by formal action on its part, shall be the Plan Year.

1.35	Maternity or Paternity Leave means an Employee’s absence from work by reason of the Employee’s pregnancy, the birth of a child of the Employee, or the placement of a child with the Employee in connection with the adoption of the child by the Employee, or for the purpose of caring for such child by the Employee for a period immediately following birth or placement for adoption, but in no event, covering more than one (1) Plan Year with respect to any such absence. An absence shall not constitute Maternity or Paternity Leave unless the Employee furnishes to the Daily Administrator such timely information as the Daily Administrator may reasonably require to establish that the absence is for such reason.

1.36	Member means an Eligible Employee who has met the eligibility requirements of Article II.

1.37	Named Fiduciary means each Member (or, in the event of his death, his Beneficiary) and the Administrator, designated as “named fiduciary” within the meaning of section 403(a)(1) of ERISA, with the right to direct the Trustee under the Trust Agreement.

1.38	Normal Retirement Date means the later of (a) the date of the Member’s sixty-fifth (65th) birthday, or (b) the fifth (5th) anniversary of the date an Employee becomes a Member. However, the “Normal Retirement Date” for an Employee who commenced employment with the Employer prior to January 1, 2002 is the date of the Member’s sixty-fifth (65th) birthday.

1.39	Plan means the HealthSouth Corporation Employee Stock Benefit Plan set forth herein, and as it may be amended from time to time.

1.40	Plan Year means the calendar year.

1.41	QDRO means a Domestic Relations Order that:

(a)	Creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a Member under the Plan;

(b)	Does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

(c)	Does not require the Plan to provide increased benefits (determined on the basis of actuarial value);

(d)	Does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a QDRO; and

(e)	Clearly specifies:

(i)	The name and last known mailing address of the Member and the name and mailing address of each Alternate Payee covered by the order

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(unless such addresses are reasonably available to the Daily Administrator);

(ii)	The amount or percentage of the Member’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined;

(iii)	The number of payments or payment periods to which such order applies; and

(iv)	That it is applicable with respect to this Plan.

A Domestic Relations Order shall not be considered to fail to qualify as a QDRO with respect to any payment made before a Member has separated from Service solely because the order requires that payment of benefits be made to an Alternate Payee prior to the date the Member attains age fifty (50).

1.42	Qualified Consent means an irrevocable written consent executed by the Member’s spouse which acknowledges the effect of the consent and is witnessed by a Plan representative or a notary public.

1.43	Qualified Election Period means the ninety (90) day period following the close of the Plan Year in which a Member becomes a Qualified Member and each such period following the close of the next five (5) consecutive Plan Years.

1.44	Qualified Member means a Member who has attained age fifty-five (55) and who has completed ten (10) years of participation in the Plan.

1.45	Reemployment Commencement Date means the first date upon which an individual performs an Hour of Service following a Break in Service.

1.46	Required Beginning Date means, April 1 of the calendar year following the later of the calendar year in which (a) the Member attains age seventy and one-half (70½) or (b) incurs a Separation from Service; provided, however, that if the Member is a “five-percent owner” within the meaning of section 401(a)(9) of the Code, the Required Beginning Date shall be the April 1 following the Plan Year in which the Member attains age seventy and one-half (70½) regardless of if the Member has incurred a Separation from Service.

The Required Beginning Date for a Member who attains age seventy and one-half (70½) in a calendar year after 1995 and before January 1, 1999 shall be April 1 of the calendar year following the calendar year in which the Member attains age seventy and one-half (70½) regardless of whether the Member has incurred a Separation from Service.

1.47	RIP means the HealthSouth Corporation Retirement Investment Plan, as amended from time to time.

1.48	Separation from Service means a Member’s termination of employment with the Employer for any reason. Separation from Service does not include transfers of employment between Controlled Group Members.

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1.49	Trust Agreement means the trust agreement between the Company and the Trustee, or any successor trust agreement or agreements.

1.50	Trust means all money or other property which is held by the Trustee pursuant to the terms of the Trust Agreement.

1.51	Trustee means the person, persons, or entities appointed by the Company or the Benefits Committee to serve as such under the Trust Agreement.

1.52	Valuation Date means each business day that the Trustee is open for business. However, since distributions are made solely in shares of Common Stock with fractional share amounts paid in cash, the practical application of valuing a Member’s Account as of a Valuation Date is primarily to determine the number of shares to which the Member is entitled as of such date.

1.53	Year of Service means a twelve (12) consecutive-month period in which an Employee completes at least one thousand (1,000) Hours of Service. The following twelve (12) month periods will be used for purposes of measuring a Year of Service.

(a)	Eligibility Computation Period. For purposes of Section 2.1, the initial eligibility computation period used to determine whether an Employee completes one (1) Year of Service shall be the twelve (12) consecutive-month period beginning on such Employee’s Employment Commencement Date. In the event an Employee does not complete one (1) Year of Service in the first twelve (12) consecutive-month period following such Employee’s Employment Commencement Date, the Plan Year beginning with the Plan Year which includes the first anniversary of an Employee’s Employment Commencement Date and each Plan Year thereafter until one (1) Year of Service is accrued shall be the eligibility computation period after the initial eligibility computation period (without regard to whether the Employee is entitled to be credited with one thousand (1,000) Hours of Service during such period), provided that an Employee who is credited with one thousand (1000) Hours of Service in both the initial eligibility computation period and the Plan Year which includes the first anniversary of the Employee’s Employment Commencement Date will be credited with two (2) Years of Service for purposes of eligibility to participate in the Plan.

In the case of an Employee who sustains one or more Breaks-in-Service prior to completing one (1) Year of Service, and who is reemployed by the Employer or a Controlled Entity, the initial eligibility computation period used to determine whether such Eligible Employee completes one (1) Year Service shall mean the twelve (12) consecutive-month period commencing on the Employee’s Reemployment Commencement Date. In the event such Employee does not complete one (1) Year of Service in the first twelve (12) consecutive-month period following such Employee’s Reemployment Commencement Date, the Plan Year beginning with the Plan Year which includes the first anniversary of an Employee’s Reemployment Commencement Date and each Plan Year thereafter until one (1) Year of Service is accrued shall be the eligibility computation period after the initial eligibility computation period (without regard to whether the Employee is entitled to be credited with one thousand (1,000) Hours of Service during such period), provided that an Employee who is credited with one thousand (1000) Hours of Service in both the initial eligibility computation period

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and the Plan Year which includes the first anniversary of the Employee’s Reemployment Commencement Date will be credited with two (2) Years of Service for purposes of eligibility to participate.

(b)	Vesting Computation Period. For purposes of Section 10.1, the vesting computation period shall be the Plan Year.

(c)	Includable Service. For purposes of determining Years of Service for eligibility purposes under Section 2.1 or vesting purposes under Section 10.1, years of service while an Employee was a leased employee within the meaning of section 414(n) of the Code or an Employee included in a unit of employees covered by a collective bargaining agreement where retirement benefits were the subject of good faith bargaining, shall be credited as Years of Service under this Plan. In addition, years of service while an Employee was employed by any predecessor corporation of the Employer or corporation merged, consolidated or liquidated into the Employer or its predecessor, or a corporation substantially all of the assets of which are acquired by the Employer shall only be taken into account for purposes of this Section 1.53 to the extent provided in Section 1.33(c) or to the extent required under section 414(a) of the Code. Finally, years of service completed by a licensed professional employed by a professional corporation who becomes an Employee shall only be taken into account for purposes of this Section 1.53 to the extent provided in Section 1.33(d).

End of Article I

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ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1	Eligibility

(a)	Minimum Age and Service Conditions. An Eligible Employee shall become a Member in the Plan upon his completion of a period of service with the Employer ending upon the later of the following dates:

(i)	the date on which such Eligible Employee attains the age of twenty-one (21); and

(ii)	the date on which such Eligible Employee completes one (1) Year of Service.

For purposes of determining one (1) Year of Service under this Section 2.1(a), a Member who was an Employee of an acquired facility or an acquired employee group will be given credit for his periods of employment prior to the acquisition.

Notwithstanding the foregoing, effective July 1, 2004, the eligibility provisions of the Plan were frozen. As a result, no new Eligible Employees shall become Members in the Plan on and after such date. Existing Members will, however, be entitled to continue to share in the allocation of contributions (and forfeitures occurring prior to the Effective Date or arising under Section 13.9) under the Plan.

(b)	Time of Participation. An Eligible Employee who has satisfied the minimum age and service conditions specified in Section 2.1(a) shall commence participation in the Plan coincident with or next following:

(i)	the first day of the first Plan Year beginning after the date on which such Eligible Employee satisfies such conditions; or

(ii)	July 1 of the current Plan Year after the date on which such Eligible Employee satisfied such conditions,

unless a Separation from Service for such Eligible Employee shall occur before the date referred to in (i) or (ii) above, whichever is applicable.

Notwithstanding the foregoing, effective July 1, 2004, the eligibility provisions of the Plan were frozen. As a result, no Eligible Employees who have satisfied the minimum age and service requirements shall become Members in the Plan on and after such date.

2.2	Change in Eligibility

A Member who ceases to be an Eligible Employee for any reason shall again become a Member when he again becomes an Eligible Employee.

Notwithstanding the foregoing, effective July 1, 2004, the eligibility provisions of the Plan were frozen. As a result, no Employees who become Eligible Employees on and after such date shall again become Members in the Plan.

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2.3	Reemployment

(a)	Termination of Member. Each Member who incurs a Separation from Service after earning a nonforfeitable right to all or a portion of his Company Stock Account, and who is subsequently reemployed by the Employer as an Employee shall have all of his prior Years of Service reinstated and he will become a Member immediately upon his reemployment.

(b)	Termination and Reemployment of Employee. Each Employee who incurs a Separation from Service before earning a nonforfeitable right to any portion of his Company Stock Account, and who is subsequently reemployed by the Employer as an Eligible Employee shall be eligible to participate in the Plan pursuant to the terms of Section 2.1. If an Employee is reemployed by the Employer regardless of the number of his consecutive Breaks in Service, all of his prior Years of Service shall be reinstated and he will become a Member pursuant to the terms of Section 2.1.

Notwithstanding the foregoing, effective July 1, 2004, the eligibility provisions of the Plan were frozen. As a result, no rehired Eligible Employees shall become Members in the Plan eligible to receive an allocation of Employer Contributions (or forfeitures occurring prior to the Effective Date or arising under Section 13.9) on and after such date. Such an Eligible Employee will be entitled to repay any prior distribution from the Plan in order to have any prior forfeiture of his Company Stock Account restored so that he may acquire a fully vested interest in such account, as provided in Section 10.2.

2.4	Uniformed Services Employment and Reemployment Rights Act of 1994

Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

2.5	Rights of Other Employers to Participate in the Plan

(a)	Adoption of Plan as Participating Employer. The Company may, by a formal action of the Board of Directors, authorize other corporations in which it owns at least a fifty percent (50%) interest to participate in the Plan as a Participating Employer. Such corporation’s agreement to participate in the Plan shall be evidenced by a formal action of its board of directors or other governing body.

(b)	Retention of Benefits Committee and Company Authority. The administrative powers and control of the Company, the Benefits Committee and the Daily Administrator, as provided in the Plan, shall not be deemed diminished under the Plan by reason of participation of any other Employers in the Plan, and such administrative powers and control specifically granted herein to the Company with respect to the appointment of the Benefits Committee, amendment of the Plan and other matters shall apply only with respect to the Company.

(c)

Nature of Plan. The Plan is a single plan with respect to all Employers except to the extent required by section 413 of the Code and unless the Company specifically provides that the Plan shall be a separate plan with respect to any Employer or group of Employers. The contributions of any Employer that is a

HealthSouth Corporation Employee Stock Benefit Plan	Page 13

member of a group of Employers with respect to which the Plan represents a single plan shall be available for allocation on behalf of any Members who are Employees of any other Employers that are members of such group but shall not be available for allocation on behalf of any Members who are Employees of any Employers that are not members of such group. Conversely, the contributions of any Employer with respect to which the Plan represents a separate plan for only that Employer shall be available for allocation on behalf of Members who are its Employees but shall not be available for allocation on behalf of Members who are Employees of any other Employers. Likewise, contributions under each such separate plan shall be tested separately pursuant to sections 401(a)(4) and 415 of the Code and the minimum participation requirements of section 410(b) of the Code shall be applied separately with respect to each such plan.

(d)	Withdrawal of Participating Employer. With the approval of the Company, any Employer may withdraw from the Plan at any time without affecting the other Employers in the Plan by furnishing written notice to the Daily Administrator and the Trustee of its determination to withdraw. Any such withdrawing Employer shall furnish the Daily Administrator and the Trustee with evidence of the formal action of its determination to withdraw. Any such withdrawal may be accompanied by such modifications to the Plan as such Employer shall deem proper to continue a defined contribution plan for its Employees separate and distinct from the defined contribution plan herein set forth. Withdrawal from the Plan by any Employer shall not affect the continued operation of the Plan with respect to the other Employers; provided, however, in the event of the withdrawal of an Employer that is a member of a group of Employers with respect to which the Plan represents a single plan and in the event that provision is made for the continuation of a defined contribution plan for its Employees separate and distinct from the defined contribution plan herein set forth, the share, if any, of the assets of the Trust Fund allocable to such group of Employers which is transferred on behalf of such withdrawing Employer to such other defined contribution plan shall be equal to the assets, if any, which would have been allocated on behalf of the employees of such withdrawing Employer under the provisions of Section 16.3 if such withdrawing Employer had terminated its participation in the Plan on the date of such withdrawal. The Company may in its absolute discretion terminate any Employer’s participation at any time by formal action on its part.

End of Article II

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ARTICLE III

CONTRIBUTIONS TO THE TRUST

3.1	Employer Contributions

The Employer may make a contribution to all or a group of Members for any Plan Year; provided, that the allocation of such contribution satisfies the requirements of sections 401(a)(4) and 410(b) of the Code. The amount of the Employer’s contribution to any group of Members shall be determined by a resolution of the Board of Directors, adopted on or before the date prescribed by law (including extensions) for filing the Employer’s tax return for the fiscal year which corresponds to the Plan Year for which such Employer Contributions are being made. When applicable, Employer Contributions each Plan Year shall in the aggregate at least equal the amount required to make all ESOP Loan amortization payments. Employer Contributions, at the Employer’s option, may be made in cash or in shares of Company Stock.

Contributions made by each Employer shall be determined and paid separately. However, contributions by all Employers, together with any forfeitures occurring prior to the Effective Date or arising under Section 13.9, shall be consolidated in determining the allocation of Available Shares to Member Company Stock Accounts pursuant to Section 5.2. On the basis of the information furnished by the Daily Administrator, the Trustee shall keep such separate books and records concerning the affairs of each Employer and as to the Company Stock Accounts of the Employees of each Employer as shall be necessary to carry out the provisions of the Plan or as agreed upon in writing by the Daily Administrator and the Trustee.

3.2	Time for Making Contributions

Employer Contributions shall be made in one or more installments during the Plan Year or as soon as practicable after the close of the Plan Year. In no event shall Employer Contributions be made later than the date prescribed by law (including extensions) for filing the Employer’s tax return for the fiscal year which corresponds to the Plan Year for which such Employer Contributions are being made.

3.3	Dividends

Any dividends received by the Trust which are attributable to shares of Company Stock which were previously allocated to Members’ Company Stock Accounts shall be credited to Members’ Company Stock Accounts on a pro rata basis in accordance with the total number of such shares in each Member’s Company Stock Account as of the record date of the dividend. Any dividends received by the Trust which are attributable to shares of Company Stock acquired with the proceeds of an ESOP Loan and held in the ESOP Loan Suspense Account shall be used by the Trustee to repay an ESOP Loan.

End of Article III

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ARTICLE IV

ESOP LOANS

4.1	In General

The Trustee shall enter into an ESOP Loan at the direction of the Administrator and such ESOP Loan shall be in conformity with the provisions of this Plan. An ESOP Loan shall be primarily for the benefit of Plan Members and their Beneficiaries. When an ESOP Loan is made, its terms must be at least as favorable to the Trust as the terms of a comparable loan resulting from arm’s-length negotiations between independent parties, and the interest rate for an ESOP Loan and the price of Company Stock acquired with the proceeds of an ESOP Loan must not be such that Plan assets might be insufficient to meet the liquidity and financial needs of the Plan. Each ESOP Loan shall be for a specific term and shall bear a reasonable rate of interest. An ESOP Loan may be secured by a pledge of the Company Stock acquired with the proceeds of the ESOP Loan (or acquired with the proceeds of a prior ESOP Loan which is being refinanced). No other Trust assets may be pledged as collateral for an ESOP Loan, and no lender shall have recourse against Trust assets other than (a) collateral given for the ESOP Loan, (b) Employer Contributions, and (c) earnings attributable to such collateral and the investment of such Employer Contributions. An ESOP Loan shall not be payable on demand except in the event of default. The value of Trust assets transferred in satisfaction of an ESOP Loan which is in default shall not exceed the amount of the default. If the lender is a disqualified person within the meaning of section 4975(e)(2) of the Code, the ESOP Loan must provide for a transfer of Trust assets on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the ESOP Loan. Payments of principal and/or interest on any ESOP Loan shall be made by the Trustee only from Employer Contributions, from earnings attributable to such Employer Contributions, from any cash dividends received by the Trust with respect to Company Stock acquired with the proceeds of an ESOP Loan and, in appropriate circumstances as determined by the Administrator, from the proceeds from the disposition of Company Stock acquired with the proceeds of an ESOP Loan.

4.2	ESOP Loan Proceeds

The Trustee shall use the proceeds of an ESOP Loan within a reasonable time after receipt to acquire Company Stock or to repay a prior ESOP Loan, as directed by the Administrator. In acquiring Company Stock, the Administrator and Trustee shall take all appropriate and necessary measures to ensure that the Trust pays no more than “adequate consideration” (within the meaning of section 3(8) of ERISA) for such securities. All Company Stock acquired with the proceeds of an ESOP Loan shall be placed in an ESOP Loan Suspense Account established by the Trustee and will be retained in an ESOP Loan Suspense Account until such time as such Company Stock is released and allocated to the Company Stock Accounts of Members. To the extent required for the purpose of pledging such Company Stock as collateral for the ESOP Loan, the shares held as collateral in the ESOP Loan Suspense Account shall be physically segregated from other Trust assets. Any pledge of Company Stock must provide for the release of the securities so pledged as payments on the ESOP Loan are made by the Trustee and for such securities to be allocated to the Company Stock Accounts of Members pursuant to Sections 5.2 and 5.3.

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4.3	Puts, Calls and Other Restrictions

Except as otherwise permitted by section 409(l) of the Code, no Company Stock acquired with the proceeds of an ESOP Loan shall be subject to any put, call or other option or any buy-sell or similar agreement while held by and when distributed from the Trust, whether or not the Plan constitutes an “employee stock ownership plan” within the meaning of section 4975(e)(7) of the Code at such time and whether or not the ESOP Loan has been repaid at such time.

End of Article IV

HealthSouth Corporation Employee Stock Benefit Plan	Page 17

ARTICLE V

ESOP LOAN REPAYMENT AND

ALLOCATIONS OF COMPANY STOCK

5.1	ESOP Loan Repayment

The Trustee shall make each ESOP loan amortization payment from the following sources in the manner and order of priority as follows:

(a)	Dividends on Company Stock held in the ESOP Loan Suspense Account;

(b)	Employer Contributions to the extent such contributions are designated as contributions to make an ESOP loan amortization payment;

(c)	Earnings attributed to the investment of Employer Contributions.

The Trustee shall apply such amounts, as directed by the Administrator, to pay principal and interest on the ESOP Loan, provided that to the extent Employer Contributions are to be used, they shall first be applied to pay any accrued interest on the ESOP Loan.

5.2	Release from ESOP Loan Suspense Account

As of the last day of each Plan Year, or, if such day is not a business day then the first day following such day that is a business day, there shall be released from the ESOP Loan Suspense Account the number of shares of Company Stock determined for each ESOP Loan under (a) or (b) below. Such shares of Company Stock shall be referred to as “Available Shares.” The Administrator shall determine for each ESOP Loan whether Available Shares will be released under (a) or (b) below, and once the Administrator has selected the method of release for a particular ESOP Loan, that method cannot be changed. The Administrator will instruct the Trustee in writing as to the method that will be used, the number of Available Shares that will be released as a result of ESOP Loan payments for each Plan Year, and the number of such shares to be allocated to the Company Stock Account of each Member.

(a)	Principal/Interest Method. The total number of shares released under this method shall equal the product of the number of shares of Company Stock held in the ESOP Loan Suspense Account with respect to such ESOP Loan immediately prior to the release multiplied by a fraction. The numerator of the fraction shall be the amount of principal and interest paid by the Trust on the ESOP Loan for the Plan Year. The denominator of the fraction shall be the sum of the numerator plus the principal and interest to be paid on such ESOP Loan for all future payments. The number of future payments under such ESOP Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the effective interest rate under the ESOP Loan is variable, the interest to be paid in future periods must be computed by using the interest rate applicable as of the due date of the current amortization payment.

(b)

Principal Only Method. The total number of shares released under this method shall equal the product of the number of Shares of Company Stock held in the ESOP Loan Suspense Account with respect to such ESOP Loan immediately prior to the release multiplied by a fraction. The numerator of the fraction shall

HealthSouth Corporation Employee Stock Benefit Plan	Page 18

be the amount of principal paid by the Trust on the ESOP Loan for the Plan Year. The denominator of the fraction shall be the total principal amount of the ESOP Loan. This method may be used only to the extent that: (i) the ESOP Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years; (ii) interest included in any payment on the ESOP Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (iii) the entire duration of the ESOP Loan repayment period does not exceed ten (10) years, even in the event of a renewal, extension or refinancing of the ESOP Loan.

5.3	Allocation of Company Stock

(a)	Allocation of Employer Contributions. As of the last day of the Plan Year, Available Shares shall only be allocated to the Company Stock Accounts of all Members who have completed a Year of Service during the Plan Year and who are employed on the last day of such Plan Year.

The allocation of Available Shares shall be made in the ratio of a Member’s Compensation for the Plan Year to the Compensation of all Members for the same Plan Year.

(b)	Special Release Allocation. In the event of any ESOP Loan payment with the proceeds of the sale of assets of the ESOP Loan Suspense Account, any assets released from the ESOP Loan Suspense Account shall be allocated, subject to the limitations of section 415 of the Code, to each Member employed by the Employer on both the last day of the month preceding the effective date of the release of the assets (the “Measuring Date”) and the effective date of the release of the assets in the same proportion as the total balance of such Member’s Company Stock Account as of the Measuring Date bears to the aggregate balances as of the Measuring Date of all such Member’s Company Stock Accounts, and to the extent any such allocation to the credit of a Highly Compensated Employee, exceeds an amount permitted under section 401(a)(4) of the Code, such excess shall be allocated to the remaining eligible Members in a manner which will satisfy the requirements of section 401(a)(4) of the Code.

If upon the completion of such allocation there are assets remaining in the ESOP Loan Suspense Account which cannot be allocated by virtue of the limitations of section 415 of the Code, such remaining assets (to the extent permitted by the Code and ERISA) shall be held in the ESOP Loan Suspense Account until allocated in a succeeding year in accordance with section 415 of the Code.

5.4	Limitations on Contributions and Benefits

(a)	The Annual Addition to a Member’s Company Stock Account for any Plan Year shall not be more than the lesser of:

(i)	forty thousand dollars ($40,000), as adjusted for increases in the cost-of-living under section 415(d) of the Code; or

(ii)	one-hundred percent (100%) of the Member’s Compensation for the Plan Year.

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(b)	Special Rule. For purposes of the limitation on Annual Additions set forth in Section 5.4(a), the Plan shall be administered to comply with the provisions of section 415(c)(6) of the Code and sections 1.415-6(g) and 1.415-7(a)(2) of the Treasury Regulations, such that if in any Plan Year no more than one-third (1/3) of the Employer Contributions to the Plan are allocated to Members who are Highly Compensated Employees, the limitations imposed under this Article V shall not apply to the allocation of Company Stock acquired with the proceeds of an ESOP Loan resulting from the reallocation of forfeitures occurring prior to the Effective Date or arising under Section 13.9 or interest payments under an ESOP Loan.

(c)	Excess Contributions. To the extent that contributions to the Plan, when combined with contributions to RIP, exceed the applicable contribution limits set forth in section 415 of the Code as described in Section 5.4(a), contributions shall be reduced under the RIP. If the reduction of contributions under the RIP is not sufficient to enable contributions to the Plan to satisfy the requirements of section 415 of the Code, contributions under the Plan shall be reduced to the extent necessary to comply with the applicable contribution limits and the excess, if any, held unallocated in a suspense account for the limitation year and allocated and reallocated in the next limitation year to all Members in the Plan in accordance with the rules provided in Treasury Regulation section 1.415-6(b)(6)(i).

End of Article V

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ARTICLE VI

COMPANY STOCK ACCOUNTS

6.1	Establishment of Accounts

The Daily Administrator shall establish and cause to be maintained in the Trust a Company Stock Account for each Member, which shall be credited with his allocable shares of Company Stock (including fractional shares) pursuant to Section 5.3.

6.2	Valuation of Accounts

The value of each Member’s Company Stock Account shall be determined by the Trustee as of each Valuation Date, in accordance with provisions established by the Daily Administrator, consistently followed and uniformly applied, to reflect income, gains, and losses of the Trust (including unrealized gains and losses). All valuations of Company Stock will be made at Fair Market Value based on the number of shares of Company Stock allocated to the Member’s Company Stock Account as of such date.

6.3	Diversification

(a)	Diversification Election. A Qualified Member who has attained age fifty-five (55) and who has completed ten (10) years of participation in the Plan may elect, during the Qualified Election Period, to diversify the assets in his Company Stock Account by directing the Daily Administrator to transfer to the RIP the following percentage of his Company Stock Account (to the extent such portion exceeds the amount to which all prior elections under this Section 6.3 applies plus Company Shares previously distributed or transferred) to be invested, as the Member directs, in one or more of the investment options available under the RIP:

(i)	for the first five (5) Plan Years of the Qualified Election Period, a total of twenty-five percent (25%); and

(ii)	for the last Plan Year of the Qualified Election Period, fifty percent (50%).

(b)	Limited Diversification. If there are fewer than three (3) investment options available under the RIP, the Daily Administrator shall satisfy the diversification requirements of section 401(a)(28) of the Code by distributing the appropriate portion of the Member’s Company Stock Account to the Member in cash. The Daily Administrator shall comply with the applicable deadlines and other provisions of section 401(a)(28) of the Code, or any successor provision thereto, in administering this Section 6.3.

End of Article VI

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ARTICLE VII

RETIREMENT BENEFITS

7.1	Retirement Benefits

A Member’s Company Stock Account shall fully vest on his Normal Retirement Date, provided such Member is employed by the Employer on such date. A Member who continues in the Employer’s employment after his Normal Retirement Date shall continue to be a Member in the Plan until his actual retirement. Upon actual retirement on or after his Normal Retirement Date, a Member shall be entitled to the benefits provided for in this Article VII. Subject to the provisions of Section 11.2 (regarding the method of distribution) and Section 11.4 (regarding the time of distribution), any Member who becomes entitled to benefits under this Article VII shall receive benefits equal to the total amount in his Company Stock Account valued as of the Valuation Date coinciding with or next following the date on which such Member becomes entitled to such benefits.

7.2	Distribution of Retirement Benefits

Payment upon retirement shall be made by the Trustee at the direction of the Daily Administrator at the time and manner provided in Article XI.

End of Article VII

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ARTICLE VIII

DISABILITY BENEFITS

8.1	Disability Retirement Benefits

If a Member incurs a Disability while in the employ of an Employer or terminates due to incurring a Disability, the Member’s Company Stock Account shall fully vest and he shall be entitled to receive a distribution of the balance in such Company Stock Account determined as of the Valuation Date coinciding with or next following the date on which such Member incurred a Disability.

8.2	Distribution of Disability Retirement Benefits

Payments resulting from a Member’s Disability shall be made by the Trustee at the direction of the Daily Administrator at the time and in the manner provided in Article XI.

End of Article VIII

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ARTICLE IX

DEATH BENEFITS

9.1	Death Benefits

Upon the death of a Member while in the employ of an Employer, he shall be fully vested in his Company Stock Account. Provided proper proof of death has been filed with the Daily Administrator, the Member’s Beneficiary shall be entitled to receive the full amount of his Company Stock Account as of the Valuation Date coinciding with or next following the date on which the Member dies.

Upon the death of a Member who is no longer employed by an Employer, his Beneficiary, determined pursuant to Section 9.3, shall be entitled to receive the vested balance of such Member’s Company Stock Account as of the Valuation Date coinciding with or next following the date of death.

9.2	Distribution of Death Benefits

Payments resulting from the death of a Member shall be made by the Trustee at the direction of the Daily Administrator at the time and in the manner provided in Article XI.

9.3	Designation of Beneficiaries

(a)	Beneficiary Designation. Each Member may designate a Beneficiary or Beneficiaries, and contingent Beneficiary or Beneficiaries, if desired, including the executor or administrator of his estate, to receive his interest in the Trust Fund in the event of his death. If the Member is married, his spouse must make a Qualified Consent to the designation of a Beneficiary in accordance with Section 9.3(b). Any designation of a Beneficiary shall not be effective for any purpose unless and until it has been filed with the Daily Administrator in the appropriate manner.

If the Member has a surviving spouse and the surviving spouse executed a Qualified Consent to the naming of another Beneficiary in accordance with Section 9.3(b), but the Beneficiary so named predeceases the Member, the amount, if any, which is payable with respect to the deceased Member shall be paid to the surviving spouse. If the Member does not have a surviving spouse and the deceased Member failed to name a Beneficiary, or the Beneficiary so named predeceases the Member, the amount, if any, which is payable under this Plan with respect to the deceased Member shall be paid to the Member’s estate, by payment in a lump sum.

The Daily Administrator or Benefits Committee may elect to have a court of applicable jurisdiction determine to whom a payment or payments should be made. Any payment made to any person pursuant to the power and discretion conferred upon the Daily Administrator or Benefits Committee by the preceding sentence shall operate as a complete discharge of all obligations under the Plan in respect of such deceased Member and shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

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Subject to the provisions of Section 9.3(b) below, a Member may from time to time change any Beneficiary designated by him without notice to such Beneficiary, under such rules and regulations as the Daily Administrator may from time to time promulgate, but the most recent Beneficiary designation filed with the Daily Administrator shall control.

(b)	Qualified Consent. If, as of such Member’s death, such Member is married, such Member’s Company Stock Account shall, on his death, be paid to the surviving spouse to whom he was married at the date of his death unless the surviving spouse has made a Qualified Consent to the payment of any or all of said Company Stock Account to a designated Beneficiary other than the surviving spouse. A Member may, after obtaining a Qualified Consent, change his Beneficiary designation as permitted by Section 9.3(a) above, but any such change is subject to the requirements of this Section 9.3(b) and will require another Qualified Consent should the spouse, if surviving, not be the sole Beneficiary of all amounts in the Company Stock Account, unless a Qualified Consent previously executed by such spouse expressly authorizes changes in the Beneficiary without further consent of the spouse. A Qualified Consent is effective only with respect to the spouse who executes it. If the Daily Administrator is satisfied that there is no spouse, or that the spouse cannot reasonably be located, or in such other circumstances as permitted by governmental regulations, no Qualified Consent shall be required as a condition to payment pursuant to Section 9.1 to a Beneficiary who is not the surviving spouse.

(c)	Beneficiary in Case of Divorce. To the extent not prohibited by state or federal law, if a Member is divorced from his spouse and at the time of his death is not remarried to the person from whom he was divorced, any designation of such divorced spouse as his Beneficiary under the Plan filed prior to the divorce shall be null and void. Unless the Member files a new Beneficiary designation following such divorce, the interest of such divorced spouse failing hereunder shall vest in the persons specified in Section 9.3(a) above as if such divorced spouse did not survive the Member. If the Member files a new Beneficiary designation after the divorce naming the former spouse, such designation will be honored. Likewise, if the former spouse is designated as the Member’s Beneficiary in a QDRO, such Beneficiary designation will be honored by the Plan.

End of Article IX

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ARTICLE X

SEPARATION FROM SERVICE BENEFITS

10.1	Vesting upon Separation from Service

As of the Effective Date, each Member will be fully vested in his Company Stock Account regardless of his Years of Service. A Member’s Company Stock Account will continue to be fully vested if while he is an Employee he dies, becomes Disabled or attains his Normal Retirement Date.

If a distribution was made to the Member prior to the Effective Date at a time when he was less than one hundred percent (100%) vested in his Company Stock Account and the Member is rehired before incurring five (5) consecutive one (1) year Breaks in Service, the previously unvested portion of this Company Stock Account shall, subject to Section 10.2, be restored, if previously forfeited, or if not previously forfeited, shall not be forfeited, and the Member will be fully vested in such Company Stock Account at that time.

10.2	Restoration of Forfeiture

If a Member received a distribution from the Plan prior to the Effective Date (including a deemed distribution of zero (0) dollars) on account of his Separation from Service, any forfeiture of the unvested portion of his Company Stock Account made pursuant to the terms of the Plan in effect prior to the Effective Date, shall be restored (based on the number of shares forfeited and any fractional share amounts) to his Company Stock Account if he is reemployed by the Employer before incurring five (5) consecutive Breaks in Service and repays in-kind the number of shares of Company Stock distributed and the fractional share cash amount received, determined as of the date of such distribution. Such repayment must be made before the earlier of:

(a)	the date which is five (5) years after the Member’s reemployment; or

(b)	the date on which the Member incurs five (5) consecutive Breaks in Service commencing after the distribution.

A reemployed Member who was not entitled to a distribution from the Plan on his date of termination of employment shall be considered to have repaid a distribution of zero (0) dollars on the date of his reemployment and his forfeited Company Stock Account shall be restored as of such date.

An Employee who repays such prior distribution or is deemed to repay such prior distribution will have a fully vested interest in his Company Stock Account as of the date of such repayment or deemed repayment, but will not be entitled to any future allocations of Employer Contributions or forfeitures as provided in Section 2.3.

Forfeited amounts to be restored by the Employer pursuant to this Section 10.2 shall be charged against and deducted from any forfeitures held in the Plan. If such forfeitures are not sufficient to provide such restoration, the Employer shall make a discretionary Employer Contribution for the number of shares needed (which shall be made without regard to current or accumulated earnings and profits) in an amount sufficient to restore such shares including fractional share amounts.

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10.3	Amendment to Vesting Schedule

The Company reserves the right to amend the vesting schedule set forth in Section 10.1 at any time, provided, that the Company will not amend the vesting schedule (and no amendment will be effective) if the amendment would reduce the vested percentage of any Member’s Company Stock Account derived from Employer Contributions (determined as of the later of the date the Company adopts the amendment, or the date the amendment becomes effective) to a percentage less than the vested percentage computed under the Plan without regard to the amendment.

If the vesting schedule of this Plan is amended, any Member who has completed at least three (3) Years of Service, as defined in Section 1.53, may elect to have his vested interest in his Company Stock Account computed under the Plan without regard to such amendment by notifying the Daily Administrator in writing during the election period hereinafter described. The election period will begin on the date such amendment is adopted and will end no earlier than the latest of the following dates:

(a)	The date which is sixty (60) days after the day such amendment is adopted;

(b)	The date which is sixty (60) days after the day such amendment becomes effective;

(c)	The date which is sixty (60) days after the day the Member is given written notice of such amendment by the Benefits Committee.

Any election made pursuant to this Section 10.3 will be irrevocable. The Daily Administrator, as soon as practicable, will forward a true copy of any amendment to the vesting schedule to each affected Member, together with an explanation of the effect of the amendment, the appropriate form upon which the Member may make an election to remain under the vesting schedule provided under the Plan before the amendment, and notice of the time within which the Member must make an election to remain under the prior vesting schedule.

End of Article X

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ARTICLE XI

PAYMENT OF BENEFITS

11.1	Time of Distribution

A Member shall be entitled to a distribution of his vested Company Stock Account on account of his:

(a)	retirement on or after his Normal Retirement Date;

(b)	Disability;

(c)	death; or

(d)	Separation from Service.

Such distribution shall be made as soon as practicable after the event entitling the Member or Beneficiary to such distribution; provided, however, that if the Member’s vested Company Stock Account exceeds (i) five thousand dollars ($5,000) prior to March 28, 2005 or (ii) one thousand dollars ($1,000) effective March 28, 2005 or the Member is entitled to a distribution by reason of Disability but has not incurred a Separation from Service, no distribution may be made to the Member without his consent. Instead, his Company Stock Account shall remain in the Trust until the earlier of the date the Member attains age sixty-five (65) or the Member elects to receive a distribution of his Company Stock Account; subject to the Member’s right to further defer such distribution pursuant to Section 11.5. The Company Stock Account shall continue to be valued in accordance with Article VI and will be charged with any maintenance fee charged by the recordkeeper. In the case of a distribution to a Beneficiary, such distribution shall be made no later than one (1) year following the Member’s death.

11.2	Method of Distribution

Payment of the Member’s vested Company Stock Account on account of the Member’s retirement, Disability or Separation from Service, shall be made in the form of whole shares of Common Stock plus cash in lieu of any fractional shares under one (1) or more of the following methods, as elected by the Member:

(a)	By payment in a lump sum payment; or

(b)	By Direct Rollover to an Eligible Retirement Plan.

If a Member does not make an election under this Section 11.2, his vested Company Stock Account will automatically be paid in the form specified in Section 11.2(a) above.

11.3	Lump Sum Cashout

If at the time the Member or Beneficiary becomes entitled to a distribution pursuant to this Article XI, the value of the Member’s vested Company Stock Account is (a) five thousand dollars ($5,000) or less prior to March 28, 2005 or (b) one thousand dollars ($1,000) or less effective March 28, 2005, then his vested Company Stock Account shall be paid to or for the benefit of the Member, or in the case of his death to or for the benefit of his Beneficiary or Beneficiaries, in whole shares of Company Stock with

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fractional shares in cash as soon as administratively practicable after the end of the Plan Year in which the Member terminates employment with the Employer. Alternatively, the Member or Beneficiary may elect to receive the distribution of the Member’s Accounts in the form of a Direct Rollover pursuant to Section 11.2.

If the Member does not incur a Separation from Service with the Employer but becomes entitled to a distribution of his vested Company Stock Account on account of Disability, no lump sum cashout will be made pursuant to this Section 11.3. However, the Member may request a distribution of his vested Company Stock Account pursuant to Section 11.2.

11.4	Required Commencement of Distribution of Benefits

Unless a Member elects otherwise, in no event shall the payment of benefits to a Member who has a Separation of Service begin later than the 60th day after the close of the Plan Year in which the latest of the following events occur:

(a)	the Member attains Normal Retirement Age;

(b)	the tenth (10th) anniversary of the year in which the Member commenced participation in the Plan;

(c)	the Member has a Separation from Service; or

(d)	the Member’s Required Beginning Date.

Notwithstanding the foregoing, should an earlier payment date be required by section 409(o) of the Code, such earlier date shall apply.

11.5	Deferral of Distribution

A Member whose vested Company Stock Account exceeds (a) five thousand dollars ($5,000 prior to March 28, 2005 or (b) one thousand dollars ($1,000) effective March 28, 2005 may elect to defer the distribution of his vested Company Stock Account until his Required Beginning Date. If a Member elects to defer the distribution of his vested Company Stock Account, the distribution shall be based on the value of the Member’s vested Company Stock Account as of the Valuation Date coinciding with or preceding the date on which such distribution is actually made.

11.6	Distribution Notices

A Member’s consent to a distribution of his vested Company Stock Account is not valid unless the Member receives a notice from the Daily Administrator of his rights under the Plan, required under Treasury Regulation section 1.411(a)-11(c), including the right to defer the distribution of his vested Company Stock Account by withholding consent, no more than ninety (90) days and no less than thirty (30) days prior to the Member’s benefit commencement date. The Daily Administrator shall provide a written explanation of the opportunity to the Member to make a Direct Rollover and other special tax rules.

Such distribution of the Member’s vested Company Stock Account may commence less than thirty (30) days after the notice required under Treasury Regulation section 1.411(a)-11(c) is given, provided that (a) the Daily Administrator clearly informs the

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Member that the Member has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (b) the Member, after receiving the notice, affirmatively elects a distribution.

11.7	Limitations on Timing

The Member’s vested Company Stock Account shall be distributed to him in a lump sum no later than the Required Beginning Date. In the event of the death of a Member prior to distribution of his vested Company Stock Account, distribution of such deceased Member’s vested Company Stock Account shall be made to the Member’s designated Beneficiary (as determined as of the September 30th following the date of the Member’s death pursuant to Treasury regulation section 1.401(a)(9)-4) in a lump sum within one (1) year after the death of such Member. These lump sum forms of distribution automatically satisfy the minimum required distribution provisions of sections 401(a)(9)(A)(i) and 401(a)(9)(B)(ii) of the Code and the regulations issued thereunder, including the incidental benefit requirements of section 401(a)(9)(G) of the Code. Distributions under this Plan will be made in accordance with section 401(a)(9) of the Code and Treasury regulation sections 1.401(a)(9)-2 through 1.401(a)(9)-9 to the extent applicable. The provisions of this Section 11.7 shall override any distribution options provided herein that are inconsistent with section 401(a)(9) of the Code.

11.8	Benefits Payable Pursuant to a Qualified Domestic Relations Order

An immediate distribution of that portion of a Member’s vested Company Stock Account payable to an Alternate Payee pursuant to a QDRO shall be permitted even though the Member whose vested Company Stock Account has been assigned to the Alternate Payee would not be entitled to receive a distribution at such time, if all of the following requirements are met:

(a)	the Member’s Company Stock Account is one hundred percent (100%) vested and nonforfeitable at such time pursuant to Section 10.1;

(b)	the entire amount payable to the Alternate Payee does not exceed (i) five thousand dollars ($5,000) prior to March 28, 2005 or (ii) one thousand dollars ($1,000) effective March 28, 2005 or the Alternate Payee has requested immediate distribution in writing;

(c)	allocation pursuant to Section 5.3 of all amounts required to be paid to the Alternate Payee has been completed; and

(d)	the QDRO requires or permits immediate distribution.

In the event an Alternate Payee dies prior to distribution of the amounts payable to the Alternate Payee pursuant to the QDRO, the amount payable shall be distributed as provided in the QDRO. If the QDRO does not specify how such amounts are to be distributed in the event of the Alternate Payee’s death, the Benefits Committee may ascertain the requirements of applicable law by filing an interpleader or declaratory judgment action in a court of competent jurisdiction.

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11.9	Minors, Incompetents

If the Daily Administrator determines that any person entitled to payments under the Plan is a minor or incompetent by reason of physical or mental disability, the Daily Administrator may cause any payment due to such person to be made to any other person for the benefit of the original payee, without responsibility to follow the application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Employer, the Trustee, and the Daily Administrator.

End of Article XI

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ARTICLE XII

TRUST AND TRUST AGREEMENT

12.1	Trust Agreement

The Company shall enter a Trust Agreement, which shall be a part of the Plan. All contributions made pursuant to Article III shall be paid to the Trustee. All such payments and increments thereon shall be held and disbursed in accordance with the provisions of the Plan and the Trust Agreement, as each shall be applicable in the circumstances. No person shall have any interest in, or right to, any part of the funds held by the Trustee except as expressly provided in the Plan or Trust Agreement.

12.2	Trust Sole Source of Benefits

The Trust shall be the sole source of benefits under the Plan, and each Member, Beneficiary or any other person who shall claim the right to any payment of benefit under the Plan shall be entitled to look only to the Trust for such payment or benefit, and shall not have any right, claim or demand therefor against the Employer or any employee, officer or director of the Employer.

End of Article XII

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ARTICLE XIII

ADMINISTRATION

13.1	Appointment of Benefits Committee

Responsibility for administration of this Plan shall be with the Company, which shall be the plan administrator and named fiduciary within the meaning of ERISA. The Company may appoint a Benefits Committee consisting of at least three (3) persons to assist the Administrator in the administration of the Plan. If the Company does not appoint a Benefits Committee, the Company shall be considered the Benefits Committee for purposes of the Plan and the provisions of this Article XIII will apply to the Company in such capacity to such extent applicable. All actions taken by the Benefits Committee shall be deemed actions taken by the Administrator and the Administrator shall alone have fiduciary responsibility in connection with such actions, except with respect to willful misconduct or gross negligence.

All usual and reasonable expenses of the Benefits Committee may be paid in whole or in part by the Administrator, and any expenses not paid by the Administrator shall be paid by the Trustee out of the principal or income of the Trust. The members of the Benefits Committee shall not receive compensation with respect to their services for the Benefits Committee. The members of the Benefits Committee shall serve without bond or security for the performance of their duties under the Plan unless the applicable law makes the furnishing of such bond or security mandatory or unless required by the Administrator. The Administrator may pay the premiums on any bond secured under this Section 13.1 including the purchase of fiduciary liability insurance for any person who becomes a fiduciary under this Plan.

13.2	Benefits Committee Powers and Duties

The Benefits Committee shall have such powers as may be necessary to discharge its duties under the Plan, including, but not by way of limitation, the following powers and duties:

(a)	to appoint the Daily Administrator to handle the day-to-day administration of the Plan and, if applicable, to appoint the Trustee;

(b)	to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits under the Plan;

(c)	to prescribe rules for the operation of the Plan;

(d)	to receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

(e)	to employ an independent qualified public accountant to examine the books, records, and any financial statements and schedules which are required to be included in the annual report;

(f)	to file with the appropriate government agency (or agencies) the annual report, plan description, summary plan description, and other pertinent documents which may be duly requested;

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(g)	to file such terminal and supplementary reports as may be necessary in the event of the termination of the Plan;

(h)	to furnish each Employee and each Beneficiary receiving benefits under the Plan a summary plan description explaining the Plan;

(i)	to furnish any Employee or Beneficiary, who requests in writing, statements indicating such Employee’s or Beneficiary’s total account balances and vested benefits, if any;

(j)	to maintain all records necessary for verification of information required to be filed with the appropriate government agency or agencies;

(k)	to report to the Trustee all available information regarding the amount of benefits payable to each Employee, the computations with respect to the allocation of assets, and any other information which the Trustee may require in order to terminate the Plan;

(l)	to delegate to one or more of the members of the Benefits Committee the right to act in its behalf in all matters connected with the administration of the Plan and Trust;

(m)	to delegate to any individual such of the powers and duties as the Benefits Committee deems appropriate; and

(n)	to appoint or employ for the Plan any agents it deems advisable, including, but not limited to, legal counsel.

Except as provided in Section 16.2, the Benefits Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for benefits under the Plan. All rules and decisions of the Benefits Committee shall be uniformly and consistently applied to all Employees in similar circumstances.

A majority of the members of the Benefits Committee shall constitute a quorum for the transaction of business. No action shall be taken except upon a majority vote of the Benefits Committee members. An individual shall not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under the Plan is particularly involved. In any case in which a Benefits Committee member is so disqualified to act, and the remaining members cannot agree, the Board of Directors of the Corporation will appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

13.3	Appointment of Daily Administrator

The Company or Benefits Committee will appoint the Daily Administrator who will have the responsibility and duty to administer the Plan on a daily basis in a nondiscretionary manner. The Company or Benefits Committee may remove the Daily Administrator with or without cause at any time. The Daily Administrator may resign upon written notice to the Benefits Committee.

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13.4	Duties of Daily Administrator

The Daily Administrator will have the following duties:

(a)	To direct the administration of the Plan in accordance with the provisions herein set forth;

(b)	To adopt rules of procedure and regulations necessary for the administration of the Plan, provided such rules are not inconsistent with the terms of the Plan;

(c)	To determine all questions with regard to rights of Employees, Members, and Beneficiaries under the Plan including, but not limited to, questions involving eligibility of an Employee to participate in the Plan and the value of a Member’s vested Company Stock Account;

(d)	To enforce the terms of the Plan and any rules and regulations adopted by the Benefits Committee;

(e)	To review and render decisions respecting an initial claim for a benefit under the Plan;

(f)	To furnish the Employer with information which the Employer may require for tax or other purposes;

(g)	To engage the service of counsel (who may, if appropriate, be counsel for the Employer), actuaries, and agents whom it may deem advisable to assist it with the performance of its duties;

(h)	To prescribe procedures to be followed by distributees in obtaining benefits;

(i)	To receive from the Employer and from Employees such information as is necessary for the proper administration of the Plan;

(j)	To receive and review reports from the Trustee of the financial condition and receipts of and disbursements from the Trust Fund;

(k)	To establish and maintain, or cause to be maintained, the individual Company Stock Accounts described in Section 6.1;

(l)	To create and maintain such records and forms as are required for the efficient administration of the Plan;

(m)	To make all determinations and computations concerning the benefits, credits and debits to which any Member, or other Beneficiary, is entitled under the Plan;

(n)	To give the Trustee specific directions in writing with respect to:

(i)	the making of distribution payments, giving the names of the payees, the amounts to be paid and the time or times when payments will be made; and

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(ii)	the making of any other payments which the Trustee is not by the terms of the Trust Agreement authorized to make without a direction in writing by the Daily Administrator;

(o)	To prepare, or cause to be prepared, an annual report for the Employer, as of the last day of each Plan Year, in such form as may be required by the Employer;

(p)	To determine and maintain records of the age and amount of Compensation, Hours of Service, Years of Eligibility Service and Years of Vesting Service of each Employee;

(q)	To comply with all applicable lawful reporting and disclosure requirements of ERISA;

(r)	To comply (or transfer responsibility for compliance to the Trustee) with all applicable Federal income tax withholding requirements for benefit distributions; and

(s)	To construe the Plan, in its sole and absolute discretion, and make equitable adjustments for any mistakes and errors made in the administration of the Plan.

The foregoing list of express duties is not intended to be either complete or conclusive, and the Daily Administrator will, in addition, exercise such other powers and perform such other duties as it may deem necessary, desirable, advisable or proper for the supervision and administration of the Plan.

13.5	Claim Procedures

The Daily Administrator shall determine Members’ and Beneficiaries’ initial rights to benefits under the Plan. For purposes of these claims procedures, the term “Claimant” shall refer to a Member or any beneficiary (or authorized representative) who has filed a written claim for benefits under the Plan.

All claims and appeals will be processed in accordance with the Plan and the Plan provisions will be applied consistently with respect to similarly situated Claimants. With regard to these claims procedures, in the event that the Company is serving as the Daily Administrator and the Benefits Committee, a different representative of the Company will make the determination of the claim at each level of review and the person who determines the appeal will not be the subordinate of the person who decided the initial claim.

A Claimant is required to follow the claims procedures described in this Section 13.5 as a condition precedent to commencing any legal or equitable action regarding a claim for benefits due or payable under the Plan. However, the Company may waive this requirement at any time.

(a)

Filing A Claim. In the event that a claim for benefits is initially denied by the Daily Administrator under the terms of the Plan, the Claimant may file a written claim for benefits with the Daily Administrator, provided that such claim is filed within sixty (60) days of the date the Claimant receives notification of the Daily Administrator’s initial determination. However, if the Claimant does not make a

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written claim for benefits within sixty (60) days, the initial decision made by the Daily Administrator regarding the benefits will become final.

(b)	Notice of Decision on Claim. The Daily Administrator will provide written or electronic notification to the Claimant of its decision on the claim. If the claim is denied, the Daily Administrator will explain:

(i)	the reason for the denial;

(ii)	the specific Plan provisions on which the denial was based;

(iii)	if any information is needed to perfect the claim, provide an explanation of the information required, and indicate why such information is needed;

(iv)	how and when to appeal the decision; and

(v)	the rights the Claimant has to bring a civil action under section 502(a) of ERISA, after completing the appeal process described under this Section 13.5.

The notice of a claim denial shall be given within a reasonable time period but no later than ninety (90) days after the claim is filed, unless special circumstances require an extension of time for processing the claim. If such extension is required, written notice shall be furnished to the Claimant within ninety (90) days of the date the claim was filed stating the specific circumstances requiring an extension of time and the date by which a decision on the claim can be expected, which shall be no more than one hundred and eighty (180) days from the date the claim was filed. If no notice of denial is provided as described herein, the Claimant may appeal as though the claim had been denied.

(c)	Appeal of Denied Claim. If the Claimant receives a notice of denial of a claim, the Claimant may appeal to the Benefits Committee, in writing within ninety (90) days after receipt of the notice of denial of a claim. In the written appeal, the Claimant may include the reasons for the appeal and submit any additional comments, documents, records or other information to support the Claimant’s rights to benefits under the Plan. Such information will be considered without regard to whether such information was submitted or considered in the initial claim. The Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to a claim. The Claimant may contact the Daily Administrator to establish a mutually agreeable time during normal business hours of the Company to review such documents.

(d)	Notice of Decision on Appeal. The Benefits Committee will then examine all of the facts and all comments, documents, records, and other information submitted by the Claimant relating to the claim and come to a final decision on the appeal. The Benefits Committee shall provide written notification to the Claimant of its decision regarding the appeal. If the claim is denied on appeal, the decision will:

(i)	include specific reasons for the decision;

(ii)	identify the Plan provisions relied upon;

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(iii)	include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim; and

(iv)	include a statement about the Claimant’s rights to bring an action under section 502(a) of ERISA, after completing the appeal process described under this Section 13.5.

The Claimant will be notified of the decision on appeal within sixty (60) days of the receipt of the appeal; but, in unusual circumstances, this period may be extended by up to sixty (60) additional days if the Claimant is given notice of the extension before the initial sixty (60) days has expired.

13.6	Benefits Committee Procedures

The Benefits Committee shall adopt such bylaws as it deems desirable. The Benefits Committee shall elect one of its members as chairman and shall elect a secretary who may, but need not, be a member of the Benefits Committee. The Benefits Committee shall advise the Trustee of such elections. The Secretary of the Benefits Committee shall keep a record of all meetings and forward all necessary communications to the Trustee.

13.7	Authorization of Benefit Payments

The Daily Administrator shall cause directions to be issued to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan. The Daily Administrator shall keep on file, in such manner as it may deem convenient or proper, all reports from the Trustee.

13.8	Payment of Expenses

All expenses incident to the administration, termination or protection of the Plan and Trust, including but not limited to, actuarial, legal, accounting, and Trustee’s fees, shall be paid by the Employer, or if not paid by the Employer, shall be paid by the Trustee from the Trust Fund and, until paid, shall constitute a first and prior claim and lien against the Trust Fund.

13.9	Unclaimed Benefits

The Administrator shall make a reasonable effort to locate all persons entitled to benefits under the Plan. If the Administrator cannot ascertain the whereabouts of any person to whom a payment is due, has been paid or is outstanding under the Plan, the Administrator may mail a notice by certified or registered mail of such due and owing payment to the last known address of such person, as shown on the records of the Administrator or the Employer. If such person has not made written claim therefor within three (3) months of the date of such mailing, the Administrator may, if it so elects and upon receiving advice from counsel to the Plan, direct that such payment and all remaining payments otherwise due such person be forfeited and the amount thereof applied to reduce the contributions of the Employer or used to offset Plan expenses.

Either upon or prior to the occurrence of the forfeiture under this Section 13.9, the Administrator may then notify the Social Security Administration or the Internal Revenue

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Service Disclosure Staff of the Member’s (or Beneficiary’s) failure to claim the distribution to which he is entitled. The Administrator may request the Social Security Administration or the Internal Revenue Service Disclosure Staff to notify the Member (or Beneficiary) in accordance with the procedures it has established for this purpose. Upon such forfeiture, the Plan and Trust Fund shall have no further liability therefor except that, in the event such Member or his Beneficiary later notifies the Administrator of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him in accordance with the provisions of the Plan.

13.10	Indemnity

The Employer will indemnify and hold harmless any member of the Board of Directors of the Employer and any Employee of the Employer from and against any and all loss resulting from liability to which any such person may be subjected by reason of any conduct (except willful or reckless misconduct) in a fiduciary capacity under this Plan or Trust, or both, including all expenses reasonably incurred in such person’s defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 13.10 shall not relieve any such person of any liability he may have under ERISA for breach of a fiduciary duty.

13.11	Mutual Exclusion of Responsibility

Neither the Trustee nor the Company shall be obligated to inquire into or be responsible for any act or failure to act, or the authority therefor, on the part of the other.

13.12	Uniformity of Discretionary Acts

Whenever in the administration or operation of the Plan discretionary actions by the Company, the Administrator or the Trustee are required or permitted, such action shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of officers, shareholders or Highly Compensated Employees.

13.13	Fiduciary Standard

Each fiduciary under the Plan shall discharge its duties with respect to the Plan solely in the interests of the Members and Beneficiaries and:

(a)	For the exclusive purpose of providing benefits to Members and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

(b)	With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

(c)	In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

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13.14	Litigation

In any action or judicial proceeding affecting the Plan and/or the Trust, it shall be necessary to join as parties only the Trustee and the Company. Except as may be otherwise required by law, no Member or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

End of Article XIII

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ARTICLE XIV

TENDERS AND VOTING

14.1	Tenders for Company Stock

(a)	Member Direction Offer - Offers of Company Stock Held in Trust. If the Trustee receives an offer (including but not limited to a tender offer or exchange within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect) to acquire any shares of Company Stock (including any class of securities into which Company Stock may be converted) held by the Trustee in the Trust (hereinafter referred to as an “Offer”), the Trustee shall furnish to each Member prompt notice of such Offer and such information as will be distributed to stockholders of the Company in connection with any such Offer, together with a form for providing instructions.

Each Member shall have the right, to the extent of the number of shares of Company Stock held in the Member’s Company Stock Account and his proportionate share of unallocated shares of Company Stock, to direct the Trustee in writing as to the manner in which to respond to an Offer. For purposes of the preceding sentence, a Member’s proportionate share of unallocated shares of Company Stock shall equal the total number of unallocated shares multiplied by a fraction the numerator of which is the number of shares allocated to the Member’s Company Stock Account and the denominator of which is the total number of shares allocated to Members’ Company Stock Accounts. If no shares of Company Stock have been allocated to the Company Stock Accounts of Members at the time of an Offer, then a Member’s proportionate share of unallocated shares of Company Stock shall equal the total number of unallocated shares multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of Members.

Upon receipt of such instructions from Members within the time period as may reasonably be specified by the Trustee, the Trustee shall respond as instructed by each Member with respect to Company Stock held in the Member’s Company Stock Account and with respect to the Member’s proportionate share of unallocated shares of Company Stock, determined as provided above. If the Trustee shall not receive instructions within the time period as may reasonably be specified by the Trustee from a Member (or Beneficiary) as to the manner in which to respond to such an Offer, the Trustee shall not tender or exchange any Company Stock held in such Member’s Company Stock Account, nor shall the Trustee tender or exchange such Member’s proportionate share of unallocated shares of Company Stock.

The instructions received by the Trustee from Members shall be held by the Trust in strict confidence and shall not be divulged or released to any person, including the Company, Board of Directors, officers or employees of the Company, the Administrator or Daily Administrator; provided, however, that to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a record keeper, auditor or other person providing services to the Plan, it being the intent of this provision of Section 14.1 that the Company (and its Board of Directors, officers or employees) or the Administrator cannot determine the direction given by any Member.

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If, under the terms of an Offer or otherwise, any shares of Company Stock tendered for sale, exchange or transfer pursuant to such Offer may be withdrawn from such Offer, the Trustee shall follow instructions respecting the withdrawal of securities from such Offer in the same manner and the same proportion as shall be received by the Trustee, within the time period as may reasonably be specified by the Trustee, from the Members, as Named Fiduciaries, entitled under this paragraph to give instructions as to the sale, exchange or transfer of securities pursuant to such Offer.

(b)	Member Direction - Partial Offer of Company Stock Held in Trust. If the Trustee receives an Offer for fewer than all of the shares of Company stock held by the Trustee in the Trust (including any class of securities into which Company Stock may be converted), each Member shall be entitled to direct the Trustee as to the acceptance or rejection of such Offer (as provided by Section 14.1(a)) with respect to the largest portion of his Company Stock Account as may be possible given the total number or amount of shares of Company Stock the Plan may sell, exchange or transfer pursuant to the Offer based upon the instructions received by the Trustee from all other Members who shall instruct the Trustee, within the time period as may reasonably be specified by the Trustee, pursuant to this Section to sell, exchange or transfer such shares pursuant to such Offer, each on a pro rata basis in accordance with the number of shares of Company Stock held in the Members’ Company Stock Accounts.

(c)	Confidentiality of Member Direction. In the event an Offer for any Company Stock held by the Trustee in the Trust (including any class of securities into which Company Stock may be converted) shall be received by the Trustee and the Members shall be entitled to direct the Trustee to accept, reject or withdraw an acceptance of such Offer pursuant to Sections 14.1(a) or (b):

(i)	the Company and the Trustee shall not interfere in any manner with the decision of any Member regarding the action of the Member with respect to such Offer (hereinafter referred to as an “Investment Decision”), and the Trustee shall arrange for such Investment Decision to be made and communicated to the Trustee on a confidential basis;

(ii)	the Trustee shall use its best efforts to communicate or cause to be communicated to all Members the provisions of the Plan and Trust Agreement relating to the right of Members to direct the Trustee with respect to Company Stock subject to such Offer, including the obligation of the Trustee to tender or exchange shares of unallocated Company Stock in proportion to Company Stock held in Members’ Company Stock Accounts for which instructions are received, and of the obligation of the Trustee to follow such directions;

(iii)	the Trustee shall use its best efforts to distribute or cause to be distributed to Members all communications directed generally to the owners of the securities to whom such Offer is made or is available; and

(iv)	the Trustee shall use its best efforts to distribute or cause to be distributed to Members all communications that the Trustee may receive,

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if any, from the persons making the Offer or any other interested party (including the Company) relating to the Offer.

The Company, the Administrator and/or Daily Administrator shall provide the Trustee with such information and assistance as the Trustee may reasonably request in connection with any communications or distributions to Members. In no event shall the communications to Members by the offeror, the Company or other interested parties or public communications directed generally to the owners of the securities which are the subject of an Offer be deemed to be interference in the making of an Investment Decision by any Member.

14.2	Voting Company Stock

Each Member (or, in the event of his death, his Beneficiary), as a Named Fiduciary, has the right to direct the Trustee as to the manner in which shares of Company Stock held in the Member’s Company Stock Account and the Member’s proportionate share of unallocated shares of Company Stock are to be voted on each matter brought before an annual or special stockholders’ meeting of the Company, or other event entitling holders of Company Stock to vote.

(a)	Proxy Solicitation Materials. Before each annual meeting or special meeting of the Company, or other event entitling holders of Company Stock to vote, the Trustee shall send or cause to be sent to each Member (or Beneficiary) a copy of the proxy solicitation material, as provided by the Company, together with a form requesting confidential instruction on how such Member’s shares of Company Stock shall be voted on each such matter. Upon receipt of such instructions from Members within the time period as may reasonably be specified by the Trustee, the Trustee shall on each such matter vote as directed by Members the number of Members’ shares (including fractional shares) of Company Stock held in Members’ Company Stock Accounts.

(b)	Confidentiality. The instructions received by the Trustee from Members shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including the Company, Board of Directors, officers or employees of the Company, or the Administrator; provided, however, that to the extent necessary for the operation of the Plan such instructions may be relayed by the Trustee to a recordkeeper, auditor or other person providing services to the Plan. The intention of this provision of Section 14.2 is that the Company (and its Board of Directors, officers, or employees) or the Administrator cannot determine the instruction given by any Member.

(c)	Information. The Company, the Administrator or the Daily Administrator shall provide the Trustee with such information and assistance as the Trustee may reasonably request in connection with any communications or distributions to Members. Upon receipt by the Trustee of any information or assistance which the Trustee may reasonably request from the Company, the Administrator or the Daily Administrator, the Trustee shall use its best efforts to:

(i)	communicate or cause to be communicated to all Members the provisions of the Plan and the Trust Agreement relating to the right of Members to

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direct the Trustee with respect to the voting of Company Stock and the Trustee’s obligation to follow such instructions;

(ii)	distribute or cause to be distributed to Members all communications directed generally to the owners of Company Stock entitled to vote; and

(iii)	distributed or cause to be distributed to Members all communications that the Trustee may receive, if any, from any person solicitating proxies or any other interested party (including the Company) relating to the matters being presented for a vote by the stockholders of the Company.

The Company, the Administrator, the Daily Administrator and the Trustee shall not interfere in any manner with the Member’s determination how to vote shares for which he is the named fiduciary and shall arrange for such vote to be made and communicated to the Trustee on a confidential basis. In no event shall the communications to Members with respect to matters being presented for a vote at a meeting of the stockholders of the Company by the Company or other interested parties or public communications directed generally to the stockholders of the Company be deemed to be interference in the making of a decision by any Member as to the voting of Company Stock.

14.3	Invalidity of Voting or Tender Offer Provisions

If a court of competent jurisdiction shall issue a final order, not subject to appeal or reconsideration or for which the time for appeal or reconsideration has expired, to the Plan, the Company or the Trustee, which shall, in the opinion of counsel to the Company, invalidate under ERISA or other applicable law in all circumstances or in any particular circumstances, any provision or provisions of Sections 14.1 or 14.2 regarding the manner in which Company Stock held in the Trust shall be tendered or voted or cause any such provision or provisions to conflict with ERISA or other applicable law, then, upon notice of such order to the Company or the Trustee, as the case may be, such invalid or conflicting provisions of such Sections shall be given no further force or effect. In such circumstances, the Trustee shall nevertheless have no discretion to tender or to vote Company Stock held in the Trust unless required under such order, but shall follow instructions received from Members, to the extent such instructions have not been invalidated. To the extent required to exercise any residual fiduciary responsibility with respect to tendering or voting, the Trustee shall nevertheless solicit instructions from Members, as provided herein, and shall take into account in exercising its fiduciary judgment, unless it is clearly imprudent to do so, instructions received from Members within the same period as may reasonably be specified by the Trustee.

End of Article XIV

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ARTICLE XV

TOP-HEAVY RULES

15.1	General Rule

Notwithstanding anything in the Plan to the contrary, the provisions of this Article XV are included in the Plan pursuant to section 401(a)(10)(b)(ii) of the Code and will apply only in the event that the Plan is determined to be a Top-Heavy Plan under section 416(g) of the Code for any Plan Year.

15.2	Definitions

(a)	A “Top-Heavy Plan” is (i) a plan in which, as of the determination date, the aggregate of accounts (or, in the case of a defined benefit plan, the present value of cumulative accrued benefits) of key employees under the plan exceeds sixty percent (60%) of the aggregate of the accounts (or the present value of cumulative accrued benefits) of all employees under the plan; and (ii) each plan which is required to be included in an aggregation group under section 416(g)(2) of the Code, if such group is a top-heavy group. The determination of whether a plan is top-heavy shall be made in accordance with section 416(g) of the Code;

(b)	A “Key Employee” is a person described in section 416(i) of the Code;

(c)	A “Non-Key Employee” is any employee who is not a key employee;

(d)	“Company” for purposes of this Article XV includes the Company and all entities aggregated with the Company under sections 414(b), (c) and (m) of the Code;

(e)	The “Determination Date” with respect to a Plan Year is (i) in the case of the first Plan Year, the last day of such Plan Year, or (ii) the last day of the preceding Plan Year. When more than one plan is aggregated, the determination of whether the plans are top-heavy shall be made at a time consistent with regulations issued by the Secretary of the Treasury;

(f)	The “Valuation Date” for determining the value of plan accounts under this Article XV shall be the same date as the Determination Date.

15.3	Aggregation Groups

In determining whether the Plan is a Top-Heavy Plan, the following plans shall be aggregated:

(a)	all plans of the Company in which a Key Employee participates; and

(b)	each other plan of the Company which enables any plan described in (a) to meet the requirements of section 401(a)(4) or section 410 of the Code.

The Company may, in its discretion, aggregate with the plans described in (a) and (b) of this Section 15.3 any other plans of the Company, provided the resulting group of plans satisfies sections 401(a)(4) and section 410 of the Code.

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15.4	Minimum Contribution Requirement

(a)	In each Plan Year in which a minimum contribution to the Plan is required because the Plan is a Top-Heavy Plan, it is intended that the Company will meet the minimum benefit and contribution requirements of section 416(c) of the Code by providing for each Non-Key Employee a minimum benefit under the RIP, provided each Non-Key Employee is a Member in the RIP, which complies with section 416(c)(2) of the Code. If the required minimum benefit is not provided by the RIP, then in each Plan Year in which a minimum contribution is required, the contribution allocation under the Plan for each non-key employee will be at least three percent (3%) of the Member’s Compensation for the Plan Year.

(b)	The percentage minimum contribution required under Section 15.4(a) shall in no event exceed the percentage at which contributions are made (or required to be made) under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for the Plan Year; provided, however, elective contributions on behalf of key employees shall be taken into account in determining the percentage minimum contribution required.

(c)	No minimum contribution will be required for a Member under the Plan for any Plan Year if the Company maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Member in accordance with section 416(c) of the Code.

15.5	Vesting Schedule

As of the first day of any Plan Year in which the Plan has become a Top-Heavy Plan, the vesting schedule in Section 10.1 shall be amended (with respect to any Employee who is credited with at least one (1) Hour of Service after the Plan has become a Top-Heavy Plan) to read as follows:

Number of Years of Service	Vested Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

If the Plan ceases to be a Top-Heavy Plan, the Company Stock Account of a Member who, at that time, has less than three (3) Years of Service shall thereafter be determined under the vesting schedule in Section 10.1, instead of the vesting schedule in this Section 15.5, except that his vested percentage shall not be reduced below the nonforfeitable percentage that he had at the time the Plan ceased to be a Top-Heavy Plan. If the Plan ceases to be a Top-Heavy Plan, the Company Stock Account of a Member who, at that time, has three (3) or more Years of Service shall continue to be determined under the vesting schedule in this Section 15.5.

End of Article XV

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ARTICLE XVI

AMENDMENT OR TERMINATION OF THE PLAN

16.1	Reservation of Right

The Company reserves the right to amend, or terminate the Plan, in whole or in part, at any time by following the procedures set forth in this Article XVI.

16.2	Amendment

The Board of Directors shall have authority to amend the Plan, at any time and from time to time, in whole or in part, by duly adopting a resolution approving such amendment; provided, however, that no amendment shall impose new or increased duties or responsibilities upon the Trustee without the prior written consent of the Trustee to such amendment. The Board of Directors shall provide the Trustee with a copy of any such amendment. Any such amendment shall be binding upon all Employers. Such power to amend includes the right, without limitation, to make retroactive amendments referred to in section 401(b) of the Code. No amendment of the Plan shall be effective to reduce the benefits of any Member or his beneficiary accrued under the Plan on the effective date of the amendment, except to the extent that such reduction is permitted by ERISA or necessary to preserve the Plan’s qualified status under the Code. The Benefits Committee shall have the authority to amend the Plan to comply with changes in the law or to make other changes that will not materially increase the cost of maintaining the Plan to the Employers.

16.3	Plan Termination; Discontinuance of Contributions

(a)	The Board of Directors shall have the authority, by written notice to the Trustee, to terminate the Plan in its entirety by duly adopting a resolution approving such termination. The Board of Directors may at any time require any Employer to withdraw from the Plan, and any Employer may voluntarily withdraw with the consent of the Board of Directors, and upon such withdrawal, the Plan, in respect of such Employer, shall be terminated.

(b)	Upon termination of the Plan with respect to the Employer, the Trustee shall allocate and segregate for the benefit of the Members then or theretofore employed by such Employer their proportionate interest in the Trust Fund.

(c)	Any termination or partial termination shall be effective as of the date specified in the resolution providing therefor, if any, and shall be binding upon the Employer, the Trustee, the Administrator, all Members and all parties in interest.

(d)	Upon a termination of the Plan in its entirety, each Member shall be fully one hundred percent (100%) vested in the balance of his Company Stock Account, determined as of the date of such termination, and such benefit shall be nonforfeitable.

(e)	In the event of a partial termination of the Plan, the rights of all affected Members to their Company Stock Account balances, determined as of the date of such partial termination, shall be fully one hundred percent (100%) vested.

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(f)	Upon the termination of the Plan in its entirety, the Trustee shall:

(i)	pay any and all expenses chargeable against the Trust to the extent of Trust assets available to pay such expenses;

(ii)	determine the balance in each Member’s Company Stock Account;

(iii)	repay the ESOP Loan, as the Trustee and the lender shall agree, and in the case of sale of shares of Company Stock held in the ESOP Loan Suspense Account, allocate to each Member a portion of the balance of the proceeds remaining after repayment of the ESOP Loan. Each Member’s portion shall be determined by multiplying the remaining balance of the proceeds of sale by a fraction, the numerator of which is the Member’s Company Stock Account balance as of the date of termination of the Plan, and the denominator of which is the aggregate Company Stock Account balances for all Members in the Plan as of such date;

(iv)	pay over to each Member, in accordance with the provisions of section 403(d)(i) of ERISA, the balance in his Company Stock Account as soon as practicable after the Plan termination; and

(v)	as an alternate to the payments provided under (iv) above, and at the direction of the Company, continue to maintain the Trust and Plan to pay benefits in accordance with the provisions of Article XI, except that no Employee shall become a Member on or after the effective date of such termination.

(g)	For purposes of this Article XVI, the term “termination” shall include a complete discontinuance of contributions under the Plan.

End of Article XVI

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ARTICLE XVII

MISCELLANEOUS PROVISIONS

17.1	Nonrevision; Return of Contributions

(a)	General Rule Prohibiting Reversion. Except as provided in this Section 17.1, the assets of the Plan shall never inure to the benefit of any Employer, and shall be held for the exclusive purpose of providing benefits to Members and their Beneficiaries, and for defraying the reasonable expenses of administering the Plan.

(b)	Mistake of Fact. In the case of the Employer Contribution which is made by mistake of fact, this Section 17.1 shall not prohibit the return of the contribution to the Employer within one (1) year after the payment of the contribution.

(c)	Initial Qualification. If the Employer Contribution is conditioned upon initial qualification of the Plan under section 401(a) of the Code, or any successor provision thereto (and the application for determination was made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan was adopted, or such later date as the Secretary of Treasury may prescribe), and if the Plan does not so qualify under section 401(a) of the Code, then this Section 17.1 shall not prohibit the return of the contribution to the Employer within one (1) year after the date of denial of qualification of the Plan.

(d)	Deductibility. If the Employer Contribution is conditioned upon the deductibility of the contribution under section 404 of the Code, or any successor provision thereto, then to the extent such contribution is disallowed, this Section 17.1 shall not prohibit the return to the Employer of the contribution (to the extent disallowed), within one (1) year after the disallowance.

17.2	Plan Merger

In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets or liabilities of the Trust to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of some or all of the Members of the Plan, the assets of the Trust applicable to such Members shall be transferred to the other trust fund only if such Member would (if either the Plan or the other Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

17.3	No Assignment or Alienation

Except as provided in a “QDRO” within the meaning of section 414(p) of the Code, the benefits under the Plan may not be assigned or alienated.

17.4	No Employment Contract

The adoption of the Plan is not a contract between any Employer and any Employee, nor does it give any Employee any right to continue employment with any Employer, or

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interfere with the right of any Employer to discharge any Employee with or without cause.

17.5	Communications

Each Member, former Member, Beneficiary and dependent shall notify the Administrator in writing of such change in his post office address. Any communication, statement or notice to such person by the Employer, the Administrator, or the Trustee in connection with the Plan shall be sufficiently given or furnished if sent to such person by first class mail, postage prepaid, addressed to him at his last post office address as disclosed by the records of the Daily Administrator. Except as provided in Section 17.9, the Employer, the Administrator, the Daily Administrator and the Trustee shall have no obligation to search for, or ascertain the whereabouts of, any such person.

17.6	Applicable Law

The Plan shall be construed, administered and enforced according to ERISA and, to the extent state law is applicable, according to the laws of the State of Alabama.

17.7	Disqualification of the Employer

If, after initial qualification, it is finally determined that the plan and the trust of any Employer no longer meet the requirements of section 401(a) of the Code, or any successor provision thereto, such Employer will no longer participate in the Plan and Trust as of the date of disqualification, and the assets of the Trust allocable to the Employer shall be aggregated as soon as possible after the date of final determination of disqualification and held as a separate fund.

17.8	Employer Acquisitions

(a)	Notwithstanding any provision in the Plan to the contrary, if any Employer becomes the successor to the business of another company, by whatever form or manner, at a time when such other company is not the Employer, and if employees of such other company become employees of the Employer, the terms and conditions under which such employees may participate in the Plan shall be determined by the Board of Directors.

(b)	Provided such action does not result in discrimination prohibited by section 410(a) of the Code, the Board of Directors may waive or vary requirements for participation in the Plan by such employees and/or may provide that service with such other company shall be considered continuous service with the Employer for any or all purposes of the Plan.

17.9	Indemnification

The Company may, by bylaw, agreement, resolution, or otherwise, indemnify and reimburse for any liability and expenses incurred in the administration of the Plan, other than for gross negligence, the members of the Board of Directors, the Administrator, the Daily Administrator or any agents thereof.

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17.10	Headings

Headings in the Plan are for convenience only and are not intended to affect the meaning of the substantive provisions of the Plan.

17.11	Gender

Masculine pronouns used herein shall include the feminine, the singular number shall include the plural, and the plural shall be read as the singular.

End of Article XVII

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EXECUTED this      day of                     , 2005.

HEALTHSOUTH CORPORATION

By:
Name:
Its:

HealthSouth Corporation Employee Stock Benefit Plan

APPENDIX A

SCHEDULE OF SPECIAL ELIGIBILITY

AND VESTING PROVISIONS

As a general rule, any prior service granted to employees of acquired entities or groups is limited to eligibility service and will not include vesting service. The exceptions, if any, to this general rule are set forth below.

ENTITY	TYPE OF SERVICE GRANTED
Ambulatory Surgery Centers	Eligibility and Vesting
ASC Network Corporation	Eligibility and Vesting

No further action except amending this schedule by the Daily Administrator shall be necessary to reflect prior service granted to employees of acquired entities or groups by the Company’s Board of Directors.

Note: Effective as of July 1, 2004 the eligibility provisions of the Plan were frozen and effective January 1, 2005 all Members were fully vested in their Company Stock Accounts. Accordingly, any grants of prior service granted to employees of acquired entities on and after these dates will be of no effect unless the eligibility provisions of the Plan are reactivated and the vesting schedule is amended on a prospective basis as provided pursuant to Article X.

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